Exhibit 17(d)
Goldman
Sachs Variable Insurance Trust
GOLDMAN SACHS ASSET MANAGEMENT 32 OLD SLIP, NEW YORK, NEW YORK 10005

Annual Report
December 31, 2002

GOLDMAN SACHS VARIABLE INSURANCE TRUST GROWTH AND INCOME FUND

Shareholder Letter

Dear Shareholders:

This report provides an overview on the performance of the Goldman Sachs Variable Insurance Trust – Growth and Income Fund for the one-year period that ended December 31, 2002.

Market Review

2002 experienced continued volatility in the equity markets. The market underwent considerable changes — from large corporate bankruptcies to corporate governance issues and sell-side analyst scrutiny. On the economic front, mixed signals prevailed as stocks finished their third year in a row in negative territory. Despite lower consumer confidence and an uncertain outlook for job security, lower borrowing costs seemed to keep consumer spending from falling off. Confidence in the health of the world economy has been stifled by concerns about a U.S.-led war on Iraq and additional terrorist attacks.

In market declines, such as in 2002, investors often sell for emotional reasons, which usually results in valuations compressing within industries as investors engage in the market equivalent of “throwing out the baby with the bath water.” During these times, as prepared investors we seek to upgrade our portfolios as higher quality companies become available to us at very attractive prices. The Fund’s management team avoided some of the market’s major “torpedoes,” which we attribute to our strong research governance. We adhere to a principle of not compromising on our fundamental research process, which can help us to put only quality names into our portfolios. In summary, we continue to emphasize balance sheet quality, cash flow stability, and companies with superior management teams.

Performance Review

Over the one-year period that ended December 31, 2002, the Fund generated a cumulative total return of -11.34%. Over the same time period, the Fund’s benchmark, the Standard & Poor’s 500 Index (with dividends reinvested) generated a cumulative total return of
-22.10%. While the Fund could not escape the widespread market weakness, it did significantly outperform its benchmark due to strong stock selection. The Fund’s quality bias and emphasis on price and future prospects, not merely price, has been well founded during the challenging investing environment in 2002.

During the reporting period, the Fund’s holdings in the Financials, Industrials, Utilities, and Insurance sectors were particularly strong. Bank of America Corp. (“Bank of America”) was a top contributor to performance. Bank of America, the Fund’s largest holding as of December 31, 2002, provides a diversified range of banking and non-banking financial services and products. The company has been experiencing earnings-per-share growth and continues to find ways to help expand its asset base and strengthen relationships with current customers.

Citigroup, Inc. (“Citigroup”) was a negative contributor to performance due in part to investor concern over the amount of bad debt exposure and highly publicized research fines. We see the current problems as short term and continue to hold Citigroup due to the strength of its diverse business mix across products lines and international markets.

Currently our portfolio is underweight in Utilities and Consumer stocks and overweight in Insurance and Industrials. The environment continues to be a difficult one for Utilities as

 GOLDMAN SACHS VARIABLE INSURANCE TRUST GROWTH AND INCOME FUND

Shareholder Letter (continued)

certain segments face over-capacity and decreasing demand. In the Consumer area, volatility has increased as investors react to short-term sales announcements. We typically like to invest in Consumer companies that we know have strong product pipelines and do not have to rely solely on price increases in order to increase revenues. In Insurance, as of December 31, 2002 we were overweight in the Life Insurance industry with names like Metropolitan Life Insurance Co. (“MetLife”) and in the Property Insurance industry with companies such as RenaissanceRe Holdings and PartnerRe Ltd. In the Industrial Sector, we have exposure in the Defense/ Aerospace and Industrial Parts industries.

Prior to the fourth quarter, the Fund had been extremely underweight in the Telecom industry due to concerns over excess capacity, increased competition, and regulatory constraints, all of which plagued the industry. While other value managers were attracted to the industry because of dividend yields, we thought that the businesses were in decline and felt that the industry was expensive. More recently, as companies have been reducing capital expenditures and the regulatory environment has been showing signs of improvement, we have found opportunities to increase positions in those companies that have improving cash flows, balance sheets and quality managements. Examples of holdings in this area include SBC Communications Inc. and BellSouth Corp. We believe that these companies, when compared to their peers, offer a better, more attractive risk/reward profile.

Investment Objective

The Fund seeks long-term growth of capital and growth of income through a diversified portfolio of equity securities.

Portfolio Composition

Top 10 Portfolio Holdings as of December 31, 2002*

		% of Total
Company	Business	Net Assets

Bank of America Corp.	Banks	3.8%
SBC Communications, Inc.	Telephone	3.3
Citigroup, Inc.	Banks	3.1
Exxon Mobil Corp.	Energy Resources	2.6
Fox Entertainment Group, Inc.	Media	2.4
Philip Morris Companies, Inc.	Tobacco	2.3
U.S. Bancorp	Banks	2.2
Freddie Mac	Financial Services	2.1
Pfizer, Inc.	Drugs	2.1
BellSouth Corp.	Telephone	2.1

* Opinions expressed in this report represent our present opinions only. Reference to individual securities should not be construed as a commitment that such securities will be retained in the Fund. From time to time, the Fund may change the individual securities it holds, the number or types of securities held and the markets in which it invests. References to individual securities do not constitute a recommendation to the investor to buy, hold or sell such securities. In addition, references to past performance of the Fund do not indicate future returns, which are not guaranteed and will vary. Furthermore, the value of shares of the Fund may fall as well as rise.

GOLDMAN SACHS VARIABLE INSURANCE TRUST GROWTH AND INCOME FUND

Portfolio Outlook

Economists generally believe that the economy will expand in 2003, but increasing global tensions may stifle the growth. Although we do not attempt to predict market movements, we continue to view firsthand fundamental research as the most important part of our investment process. In addition, our team-based approach gives each team member industry/sector-specific responsibility and allows these individuals to provide in-depth industry expertise. Our continued focus on price and fundamentals allows us to buy quality companies with future prospects when we believe temporary situations cause the stock price to fall. We believe our consistent investment philosophy will help allow our portfolios to perform well in a variety of market conditions.

We thank you for your investment and look forward to your continued confidence.

Goldman Sachs Value Portfolio Management Team

January 9, 2003

 GOLDMAN SACHS VARIABLE INSURANCE TRUST GROWTH AND INCOME FUND

Performance Summary
December 31, 2002

The following graph shows the value as of December 31, 2002, of a $10,000 investment made on January 12, 1998 (commencement of operations). For comparative purposes, the performance of the Fund’s benchmark (the Standard and Poor’s 500 Index (“S&P 500 Index”)) is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Growth and Income Fund’s Lifetime Performance

Growth of a $10,000 Investment, Distributions Reinvested from January 12, 1998 to December 31, 2002.

	Since Inception	One Year

Average Annual Total Return Through December 31, 2002

Growth and Income Fund (commenced January 12, 1998)	-3.17%	-11.34%

GOLDMAN SACHS VARIABLE INSURANCE TRUST GROWTH AND INCOME FUND

Statement of Investments
December 31, 2002

Shares	Description	Value
Common Stocks – 96.9%

Airlines – 0.5%
12,936	Southwest Airlines Co.	$179,810

Alcohol – 0.6%
4,196	Anheuser-Busch Companies, Inc.	203,086

Apartments – 2.0%
10,775	Archstone-Smith Trust	253,644
20,075	Equity Residential Properties Trust	493,443

		747,087

Banks – 16.5%
20,075	Bank of America Corp.	1,396,618
6,798	Charter One Financial, Inc.	195,306
32,459	Citigroup, Inc.	1,142,232
28,650	KeyCorp	720,261
3,099	M&T Bank Corp.	245,906
3,927	Mellon Financial Corp.	102,534
10,600	National City Corp.	289,592
38,704	U.S. Bancorp	821,299
13,900	Wachovia Corp.	506,516
14,144	Wells Fargo & Co.	662,929

		6,083,193

Brokers – 0.5%
5,225	Merrill Lynch & Co., Inc.	198,289

Chemicals – 1.4%
8,725	Praxair, Inc.	504,043

Computer Hardware – 1.4%
25,300	Apple Computer, Inc.*	362,549
10,400	Cisco Systems, Inc.*	136,240

		498,789

Computer Software – 0.8%
5,800	Microsoft Corp.*	299,860

Defense/ Aerospace – 3.2%
8,375	General Dynamics Corp.	664,724
8,614	United Technologies Corp.	533,551

		1,198,275

Department Stores – 0.9%
14,904	The May Department Stores Co.	342,494

Drugs – 3.6%
24,800	Pfizer, Inc.	758,136
15,000	Wyeth	561,000

		1,319,136

Electrical Utilities – 5.6%
27,358	Energy East Corp.	604,338
5,457	Entergy Corp.	248,785
6,099	Exelon Corp.	321,844
11,260	FirstEnergy Corp.	371,242
3,275	FPL Group, Inc.	196,926
9,221	PPL Corp.	319,784

		2,062,919

Energy Resources – 10.6%
6,500	Apache Corp.	370,435
9,500	BP PLC ADR	386,175
15,300	ConocoPhillips	740,367
27,431	Exxon Mobil Corp.	958,439
12,200	Murphy Oil Corp.	522,770
33,150	Ocean Energy, Inc.	662,005
10,379	Pioneer Natural Resources Co.*	262,070

		3,902,261

Environmental Services – 0.7%
11,573	Waste Management, Inc.	265,253

Financial Services – 4.5%
8,921	Countrywide Credit Industries, Inc.	460,770
1,743	Fannie Mae	112,127
13,282	Freddie Mac	784,302
2,971	SLM Corp.	308,568

		1,665,767

Food & Beverage – 3.3%
26,975	ConAgra Foods, Inc.	674,645
13,127	H.J. Heinz Co.	431,484
1,490	Hershey Foods Corp.	100,486

		1,206,615

Forest – 1.1%
9,386	Bowater, Inc.	393,743

Gas Utilities – 1.0%
10,752	KeySpan Corp.	378,901

Heavy Electrical – 0.8%
2,254	3M Co.	277,918

Heavy Machinery – 1.0%
7,948	Deere & Co.	364,416

Home Products – 4.3%
9,300	Avon Products, Inc.	500,991
7,740	Kimberly-Clark Corp.	367,418
8,466	The Procter & Gamble Co.	727,568

		1,595,977

Industrial Parts – 2.3%
5,325	American Standard Companies, Inc.*	378,821
7,500	Illinois Tool Works, Inc.	486,450

		865,271

Information Services – 1.7%
35,595	Accenture Ltd.*	640,354

Life Insurance – 2.8%
12,001	John Hancock Financial Services, Inc.	334,828
11,100	MetLife, Inc.	300,144
12,650	The Principal Financial Group, Inc.	381,144

		1,016,116

Media – 3.7%
7,650	Cox Communications, Inc.*	217,260
33,579	Fox Entertainment Group, Inc.*	870,704
25,100	General Motors Corp. Class H*	268,570

		1,356,534

The accompanying notes are an integral part of these financial statements.       5

 GOLDMAN SACHS VARIABLE INSURANCE TRUST GROWTH AND INCOME FUND

Statement of Investments (continued)
December 31, 2002

Shares	Description	Value
Common Stocks – (continued)

Mining – 0.5%
8,185	Alcoa, Inc.	$186,454

Office Industrial – 2.4%
7,425	Boston Properties, Inc.	273,686
15,775	Equity Office Properties Trust	394,059
6,864	Liberty Property Trust	219,236

		886,981

Oil Services – 1.0%
11,200	BJ Services Co.*	361,872

Other REIT – 0.3%
3,900	iStar Financial, Inc.	109,395

Property Insurance – 5.8%
12,725	PartnerRe Ltd.	659,410
17,742	RenaissanceRe Holdings Ltd.	702,583
5,900	The St. Paul Companies, Inc.	200,895
7,468	XL Capital Ltd.	576,903

		2,139,791

Publishing – 0.5%
4,440	Dow Jones & Co., Inc.	191,941

Railroads – 0.8%
6,913	Canadian National Railway Co.	287,304

Retail – 1.0%
11,150	Simon Property Group, Inc.	379,881

Security/ Asset Management – 1.3%
15,875	Alliance Capital Management Holding L.P.	492,125

Telephone – 5.7%
4,908	AT&T Corp.	128,148
29,300	BellSouth Corp.	757,991
45,400	SBC Communications, Inc.	1,230,794

		2,116,933

Tobacco – 2.8%
21,218	Philip Morris Companies, Inc.	859,966
5,400	UST, Inc.	180,522

		1,040,488

TOTAL COMMON STOCKS
(Cost $36,605,804)		$35,759,272

Principal	Interest	Maturity
Amount	Rate	Date
			Value
Repurchase Agreement – 3.2%

Joint Repurchase Agreement Account II^
$1,200,000	1.25%	01/02/2003	$1,200,000
Maturity Value: $1,200,083

TOTAL REPURCHASE AGREEMENT
(Cost $1,200,000)			$1,200,000

TOTAL INVESTMENTS BEFORE SECURITIES LENDING COLLATERAL
(Cost $37,805,804)			$36,959,272

Shares	Description	Value
Securities Lending Collateral – 1.3%

480,000	Boston Global Investment Trust – Enhanced Portfolio	$480,000

TOTAL SECURITIES LENDING COLLATERAL
(Cost $480,000)		$480,000

TOTAL INVESTMENTS
(Cost $38,285,804)		$37,439,272

*	Non-income producing security.

^	Joint repurchase agreement was entered into on December 31, 2002.

The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

Investment Abbreviation:
ADR	—	American Depositary Receipt
REIT	—	Real Estate Investment Trust

6      The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE U.S. EQUITY FUND

Shareholder Letter

Dear Shareholders:

This report provides an overview on the performance of the Goldman Sachs Variable Insurance Trust — CORE U.S. Equity Fund for the one-year period that ended December 31, 2002.

Market Review

All 13 sectors in the S&P 500 Index (the “Index”) posted negative performance, with Telecommunications posting the largest absolute negative returns, followed by the heavily weighted Technology, which also contributed (weight times performance) most negatively to the Index performance over the period.

Performance Review

Over the one-year period that ended December 31, 2002, the Fund generated a cumulative total return of -21.89%. Over the same time period, the Fund’s benchmark, the Standard & Poor’s 500 Index (with dividends reinvested) generated a cumulative total return of
-22.10%.

The goal of the Fund is to very closely match the benchmark, both at the sector and the security level, reproducing the risk characteristics and sector exposures of the Index. We seek to outperform the benchmark by maintaining a similar risk profile but overweighting stocks we expect to outperform the benchmark, and underweighting those that we think may lag. The result is that the Fund’s absolute returns will generally track the Index’s fairly closely.

2002 was a difficult one for the U.S. equity market. The world economy continued to be plagued by political uncertainty, and financial scandals undermined investor confidence. Since in managing the Fund we do not take market timing bets but typically construct a portfolio that has industry exposure, size, and style characteristics that are very similar to its benchmark, the Fund was down significantly in absolute terms along with the Index.

Similar to the Index, all 13 sectors posted negative absolute returns in the Fund, particularly the Telecommunications sector, followed by the Commercial Services sector. The heavily weighted Technology sector, however, contributed (weight times performance) the most to the Fund’s negative absolute return over the year.

The outperformance of the Fund relative to the Index was largely due to the CORE stock selection criteria. Profitability and Momentum added the most to outperformance versus the benchmark, followed by Valuation. Earnings Quality and Fundamental Research also contributed positively to excess returns over the Index, albeit more modestly, for the period.

In terms of sectors, the Fund’s holdings in 6 of the 13 sectors had better results than their peers in the Index. Outperformance, particularly in heavily weighted sectors such as Financial, Technology and Health Care, outweighed the losses in other areas over the period and helped the Fund to slightly outperform its benchmark. On the downside, the Fund’s holdings in the Telecommunications sector detracted the most from relative returns for the year.

 GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE U.S. EQUITY FUND

Shareholder Letter (continued)

Investment Objective and Strategies

The Fund seeks long-term capital growth and dividend income through a broadly diversified portfolio of large-cap and blue chip equity securities representing all major sectors of the U.S. economy.

The portfolio employs a disciplined approach that combines fundamental investment research provided by Goldman, Sachs & Co.’s Global Investment Research Department and consensus opinions with quantitative analysis generated by the Asset Management Division’s proprietary model. This quantitative system evaluates each stock using many different criteria, including valuation measures, price momentum, earnings quality and profitability measures. While maintaining a profile close to that of the benchmark, those stocks ranked highly by the CORE multifactor model are selected to have overweight positions in the portfolio.

Portfolio Composition

Top 10 Portfolio Holdings as of December 31, 2002*

		% of Total
Company	Business	Net Assets

Microsoft Corp.	Computer Software	4.3%
Wal-Mart Stores, Inc	Department Stores	3.6%
Citigroup, Inc.	Banks	3.0%
Johnson & Johnson	Drugs	2.6%
Exxon Mobil Corp.	Energy Resources	2.6%
Bank of America Corp.	Banks	2.3%
General Electric Co.	Financial Services	2.2%
The Procter & Gamble Co.	Home Products	2.2%
Pfizer, Inc.	Drugs	2.1%
International Business Machines Corp.	Computer Software	1.9%

* Opinions expressed in this report represent our present opinions only. Reference to individual securities should not be construed as a commitment that such securities will be retained in the Fund. From time to time, the Fund may change the individual securities it holds, the number or types of securities held and the markets in which it invests. References to individual securities do not constitute a recommendation to the investor to buy, hold or sell such securities. In addition, references to past performance of the Fund do not indicate future returns, which are not guaranteed and will vary. Furthermore, the value of shares of the Fund may fall as well as rise.

GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE U.S. EQUITY FUND

Portfolio Outlook

Looking ahead, we continue to believe that cheaper stocks should outpace more expensive ones and good momentum stocks should do better than poor momentum stocks. We also prefer stocks about which fundamental research analysts are becoming more positive and companies with strong profit margins and sustainable earnings. As such, we anticipate remaining fully invested and expect that the value we add over time will be due to stock selection, as opposed to sector or size allocations.

We thank you for your investment and look forward to your continued confidence.

Goldman Sachs Quantitative Equity Portfolio Management Team

January 9, 2003

 GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE U.S. EQUITY FUND

Performance Summary
December 31, 2002

The following graph shows the value as of December 31, 2002, of a $10,000 investment made on February 13, 1998 (commencement of operations). For comparative purposes, the performance of the Fund’s benchmark (the Standard and Poor’s 500 Index (“S&P 500 Index”)) is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

CORE U.S. Equity Fund’s Lifetime Performance

Growth of a $10,000 Investment, Distributions Reinvested from February 13, 1998 to December 31, 2002.

	Since Inception	One Year

Average Annual Total Return Through December 31, 2002

CORE U.S. Equity Fund (commenced February 13, 1998)	-2.44%	-21.89%

GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE U.S. EQUITY FUND

Statement of Investments
December 31, 2002

Shares	Description	Value
Common Stocks – 99.3%

Airlines – 0.1%
12,100	Delta Air Lines, Inc.	$146,410

Apparel – 0.2%
14,900	Sara Lee Corp.	335,399

Banks – 10.4%
10,600	Associated Banc-Corp.	359,764
47,231	Bank of America Corp.	3,285,861
8,800	Bank One Corp.	321,640
124,166	Citigroup, Inc.	4,369,401
31,300	J.P. Morgan Chase & Co.	751,200
1,800	M&T Bank Corp.	142,830
4,600	Marshall & Ilsley Corp.	125,948
4,200	Regions Financial Corp.	140,112
6,900	SouthTrust Corp.	171,465
25,700	SunTrust Banks, Inc.	1,462,844
61,900	U.S. Bancorp	1,313,518
8,400	Union Planters Corp.	236,376
51,100	Wachovia Corp.	1,862,084
6,600	Wells Fargo & Co.	309,342

		14,852,385

Biotechnology – 2.4%
11,452	Amgen, Inc.*	553,590
36,900	Applera Corp. – Applied Biosystems Group	647,226
11,000	Biogen, Inc.*	440,660
17,500	Chiron Corp.*	658,000
32,600	Gilead Sciences, Inc.*	1,108,400

		3,407,876

Brokers – 1.6%
21,100	Merrill Lynch & Co., Inc.	800,745
24,000	The Bear Stearns Companies, Inc.	1,425,600

		2,226,345

Chemicals – 0.9%
5,500	Air Products and Chemicals, Inc.	235,125
3,600	Avery Dennison Corp.	219,888
3,300	Carlisle Companies, Inc.	136,554
3,100	Ecolab, Inc.	153,450
5,400	Rohm & Haas Co.	175,392
13,100	The Goodyear Tire & Rubber Co.	89,211
9,500	The Sherwin-Williams Co.	268,375

		1,277,995

Clothing – 0.2%
20,900	Limited Brands	291,137

Computer Hardware – 4.2%
19,000	Cisco Systems, Inc.*	248,900
93,200	Dell Computer Corp.*	2,492,168
121,000	Hewlett-Packard Co.	2,100,560
83,500	Ingram Micro, Inc.*	1,031,225
5,400	Tech Data Corp.*	145,584

		6,018,437

Computer Software – 7.2%
10,000	Electronic Arts, Inc.*	497,700
35,000	International Business Machines Corp.	2,712,500
118,800	Microsoft Corp.*	6,141,960
89,800	Oracle Corp.*	969,840

		10,322,000

Defense/ Aerospace – 1.0%
7,600	Honeywell International, Inc.	182,400
5,400	ITT Industries, Inc.	327,726
4,700	Lockheed Martin Corp.	271,425
14,800	Raytheon Co.	455,100
4,500	The Boeing Co.	148,455

		1,385,106

Department Stores – 4.1%
8,200	Dillard’s, Inc.	130,052
5,200	Federated Department Stores, Inc.*	149,552
9,100	J. C. Penney Co., Inc.	209,391
11,200	Target Corp.	336,000
101,000	Wal-Mart Stores, Inc.	5,101,510

		5,926,505

Drugs – 10.4%
16,200	Abbott Laboratories	648,000
11,200	AmerisourceBergen Corp.	608,272
24,600	Cardinal Health, Inc.	1,456,074
5,100	Forest Laboratories, Inc.*	500,922
70,500	Johnson & Johnson	3,786,555
50,700	McKesson Corp.	1,370,421
47,500	Merck & Co., Inc.	2,688,975
96,650	Pfizer, Inc.	2,954,591
22,400	Pharmacia Corp.	936,320

		14,950,130

Electrical Equipment – 0.6%
20,700	Agilent Technologies, Inc.*	371,772
10,700	Fisher Scientific International, Inc.*	321,856
5,700	Jabil Circuit, Inc.*	102,144
22,600	Solectron Corp.*	80,230

		876,002

Electrical Utilities – 2.0%
22,100	American Electric Power Co., Inc.	603,993
5,100	Constellation Energy Group, Inc.	141,882
13,000	Edison International*	154,050
33,400	Entergy Corp.	1,522,706
13,800	PG&E Corp.*	191,820
6,400	Progress Energy, Inc.	277,440

		2,891,891

The accompanying notes are an integral part of these financial statements.      11

 GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE U.S. EQUITY FUND

Statement of Investments (continued)
December 31, 2002

Shares	Description	Value
Common Stocks – (continued)

Energy Resources – 4.8%
41,023	ConocoPhillips	$1,985,103
107,212	Exxon Mobil Corp.	3,745,987
39,600	Occidental Petroleum Corp.	1,126,620

		6,857,710

Entertainment – 1.3%
47,373	Viacom, Inc. Class B*	1,930,923

Environmental Services – 0.4%
26,700	Waste Management, Inc.	611,964

Financial Services – 4.3%
46,200	American Express Co.	1,633,170
2,800	Countrywide Credit Industries, Inc.	144,620
4,000	Dun & Bradstreet Corp.*	137,960
3,400	Freddie Mac	200,770
131,800	General Electric Co.	3,209,330
3,200	Marsh & McLennan Companies, Inc.	147,872
33,600	MBNA Corp.	639,072

		6,112,794

Food & Beverage – 4.6%
28,200	Archer-Daniels-Midland Co.	349,680
28,000	ConAgra Foods, Inc.	700,280
36,600	Kraft Foods, Inc.	1,424,838
16,400	PepsiCo, Inc.	692,408
38,500	SUPERVALU, INC.	635,635
56,300	Sysco Corp.	1,677,177
11,100	The Coca-Cola Co.	486,402
55,100	Tyson Foods, Inc.	618,222

		6,584,642

Forest – 0.3%
4,100	International Paper Co.	143,377
6,300	Weyerhaeuser Co.	310,023

		453,400

Gas Utilities – 0.2%
16,300	ONEOK, Inc.	312,960

Gold – 0.2%
8,900	Freeport-McMoRan Copper & Gold, Inc. Class B*	149,342
4,800	Newmont Mining Corp., Holding Co.	139,344

		288,686

Heavy Electrical – 1.5%
12,600	3M Co.	1,553,580
10,700	Emerson Electric Co.	544,095

		2,097,675

Heavy Machinery – 0.3%
8,900	Deere & Co.	408,065

Home Products – 4.1%
21,500	Avon Products, Inc.	1,158,205
7,300	Colgate-Palmolive Co.	382,739
20,500	Newell Rubbermaid Inc.	621,765
14,300	The Clorox Co.	589,875
36,300	The Procter & Gamble Co.	3,119,622

		5,872,206

Industrial Parts – 0.3%
7,100	W.W. Grainger, Inc.	366,005

Information Services – 1.1%
38,200	Moody’s Corp.	1,577,278

Internet – 0.2%
19,400	Yahoo!, Inc.*	317,190

Leisure – 0.6%
20,400	Eastman Kodak Co.	714,816
3,100	Harley-Davidson, Inc.	143,220

		858,036

Life Insurance – 3.2%
19,000	Aetna, Inc.	781,280
4,600	John Hancock Financial Services, Inc.	128,340
51,900	MetLife, Inc.	1,403,376
15,500	Nationwide Financial Services, Inc.	444,075
6,000	Principal Financial Group, Inc.	180,780
51,000	Prudential Financial, Inc.	1,618,740

		4,556,591

Media – 3.5%
187,450	AOL Time Warner, Inc.*	2,455,595
39,495	Comcast Corp.*	930,897
54,300	Fox Entertainment Group, Inc.*	1,407,999
12,900	PanAmSat Corp.*	188,856

		4,983,347

Medical Products – 0.9%
23,100	Boston Scientific Corp.*	982,212
3,600	Medtronic, Inc.	164,160
4,500	Zimmer Holdings, Inc.*	186,840

		1,333,212

Medical Providers – 1.2%
7,900	Health Net, Inc.*	208,560
13,400	PacifiCare Health Systems, Inc.*	376,540
14,100	UnitedHealth Group, Inc.	1,177,350

		1,762,450

12     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE U.S. EQUITY FUND

Shares	Description	Value
Common Stocks – (continued)

Motor Vehicle – 3.2%
83,900	AutoNation, Inc.*	$1,053,784
19,200	Ford Motor Co.	178,560
49,300	General Motors Corp.	1,817,198
18,300	Johnson Controls, Inc.	1,467,111
19,100	Visteon Corp.	132,936

		4,649,589

Office Industrial – 0.2%
10,800	Equity Office Properties Trust	269,784

Oil Refining – 0.9%
7,600	Marathon Oil Corp.	161,804
30,200	Valero Energy Corp.	1,115,588

		1,277,392

Oil Services – 1.1%
7,400	Halliburton Co.	138,454
63,000	Transocean, Inc.	1,461,600

		1,600,054

Property Insurance – 2.6%
6,300	American Financial Group, Inc.	145,341
21,206	American International Group, Inc.	1,226,767
22,100	CNA Financial Corp.*	565,760
34,900	Loews Corp.	1,551,654
18,421	Travelers Property Casualty Corp. Class B*	269,868

		3,759,390

Publishing – 1.2%
23,700	Deluxe Corp.	997,770
12,200	The McGraw-Hill Companies, Inc.	737,368

		1,735,138

Securities/ Asset Management – 1.3%
11,200	Franklin Resources, Inc.	381,696
21,800	Lehman Brothers Holdings, Inc.	1,161,722
3,500	Morgan Stanley	139,720
5,300	The John Nuveen Co.	134,355

		1,817,493

Semiconductors – 2.0%
34,000	Arrow Electronics, Inc.*	434,860
57,200	Avnet, Inc.*	619,476
86,400	Intel Corp.	1,345,248
15,200	SanDisk Corp.*	308,560
13,000	Vishay Intertechnology, Inc.*	145,340

		2,853,484

Specialty Retail – 1.4%
1,900	AutoZone, Inc.*	134,235
14,300	CVS Corp.	357,071
41,600	Office Depot, Inc.*	614,016
51,800	Staples, Inc.*	947,940

		2,053,262

Telecommunications Equipment – 0.6%
60,600	Motorola, Inc.	524,190
10,000	QUALCOMM Inc.*	363,900

		888,090

Telephone – 3.6%
14,013	AT&T Corp.	365,879
17,100	BellSouth Corp.	442,377
47,422	SBC Communications, Inc.	1,285,610
83,600	Sprint Corp.	1,210,528
49,194	Verizon Communications, Inc.	1,906,268

		5,210,662

Tobacco – 1.2%
7,200	Loews Corp. - Carolina Group	145,944
3,500	Philip Morris Companies, Inc.	141,855
33,600	R.J. Reynolds Tobacco Holdings, Inc.	1,414,896

		1,702,695

Truck Freight – 0.6%
5,600	FedEx Corp.	303,632
7,900	United Parcel Service, Inc.	498,332

		801,964

Wireless – 1.1%
22,600	ALLTEL Corp.	1,152,600
48,124	AT&T Wireless Services, Inc.*	271,901
2,400	Telephone & Data Systems, Inc.	112,848
500	United States Cellular Corp.*	12,510

		1,549,859

TOTAL COMMON STOCKS
(Cost $156,928,749)		$142,361,608

The accompanying notes are an integral part of these financial statements.      13

 GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE U.S. EQUITY FUND

Statement of Investments (continued)
December 31, 2002

Principal	Interest	Maturity
Amount	Rate	Date	Value
Repurchase Agreement – 0.2%

Joint Repurchase Agreement Account II^
$300,000	1.25%	01/02/2003	$300,000
Maturity Value: $300,021

TOTAL REPURCHASE AGREEMENT
(Cost $300,000)			$300,000

TOTAL INVESTMENTS
(Cost $157,228,749)			$142,661,608

*	Non-income producing security.
^	Joint repurchase agreement was entered into on December 31, 2002.

The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

14     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE SMALL CAP EQUITY FUND

Shareholder Letter

Dear Shareholders:

This report provides an overview on the performance of the Goldman Sachs Variable Insurance Trust — CORE Small Cap Equity Fund for the one-year period that ended December 31, 2002.

Market Review

Within the Russell 2000 Index (the “Index”), only one sector — Financials — generated positive absolute returns for the year. Telecommunications emerged as the worst absolute performer, down 62%, followed by the heavily weighted Technology, which contributed (weight times performance) the most to the Index decline.

Performance Review

Over the one-year period that ended December 31, 2002, the Fund generated a cumulative total return of -14.97%. Over the same time period, the Fund’s benchmark, the Russell 2000 Index (with dividends reinvested), generated a cumulative total return of -20.48%.

The goal of the Fund is to very closely match the benchmark, both at the sector and the security level, reproducing the risk characteristics and sector exposures of the Index. We seek to outperform the benchmark by maintaining a similar risk profile but overweighting stocks we expect to outperform the benchmark, and underweighting those that we think may lag. The result is that the Fund’s absolute returns will generally track the Index’s fairly closely.

2002 was a difficult one for the U.S. equity market. The world economy continued to be plagued by political uncertainty, and financial scandals undermined investor confidence. Since in managing the Fund we do not take market timing bets but typically construct a portfolio that has industry exposure, size, and style characteristics that are very similar to its benchmark, the Fund was down significantly in absolute terms along with the Index.

Similar to the Index, absolute sector performance in the Fund was weak, with only 1 (Financial) of 13 sectors posting a positive return. Telecommunications was the worst absolute performer, followed by Technology, which was also the biggest negative contributor (weight times performance) to the Fund’s negative absolute return for the year.

The outperformance of the Fund relative to the Index was largely due to the CORE stock selection criteria Profitability contributed the most to outperformance versus the benchmark. Following at some distance was Momentum, which struggled in the fourth quarter 2002. Valuation and Earnings Quality also contributed positively to excess returns over the Index, while returns to Fundamental Research were flatter for the year.

In terms of sectors, the Fund’s holdings in 8 of the 13 sectors had better performance than their peers in the Index. While the Fund’s holdings in the weighted Technology and Healthcare sectors declined in value, they outperformed those areas in the benchmark on a relative basis. Conversely, the Fund’s holdings in the Energy and Consumer Non-Cyclicals sectors detracted the most from relative performance.

 GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE SMALL CAP EQUITY FUND

Shareholder Letter (continued)

Investment Objective

The Fund seeks long-term capital growth, primarily through a broadly diversified portfolio of equity securities of U.S. issuers with risk characteristics similar to those of the Russell 2000 Index.

The portfolio employs a disciplined approach that combines fundamental investment research provided by Goldman, Sachs & Co.’s Global Investment Research Department and consensus opinions with quantitative analysis generated by the Asset Management Division’s proprietary model. This quantitative system evaluates each stock using many different criteria, including valuation measures, price momentum, earnings quality and profitability measures. While maintaining a profile close to that of the benchmark, those stocks ranked highly by the CORE multifactor model are selected to have overweight positions in the portfolio.

Portfolio Composition

Top 10 Portfolio Holdings as of December 31, 2002*

		% of Total
Company	Business	Net Assets

ONEOK, Inc.	Gas Utilities	1.1%
Techne Corp.	Biotechnology	0.8
Benchmark Electronics, Inc	Electrical Equipment	0.8
Pioneer-Standard Electronics, Inc.	Electrical Equipment	0.7
The Toro Co.	Consumer Durables	0.7
Western Digital Corp.	Computer Hardware	0.7
IDEXX Laboratories, Inc.	Drugs	0.7
Anixter International, Inc.	Electrical Equipment	0.6
IDT Corp.	Telephone	0.6
Carlisle Companies, Inc.	Chemicals	0.6

* Opinions expressed in this report represent our present opinions only. Reference to individual securities should not be construed as a commitment that such securities will be retained in the Fund. From time to time, the Fund may change the individual securities it holds, the number or types of securities held and the markets in which it invests. References to individual securities do not constitute a recommendation to the investor to buy, hold or sell such securities. In addition, references to past performance of the Fund do not indicate future returns, which are not guaranteed and will vary. Furthermore, the value of shares of the Fund may fall as well as rise.

Portfolio Outlook

Looking ahead, we continue to believe that cheaper stocks should outpace more expensive ones and good momentum stocks should do better than poor momentum stocks. We also prefer stocks about which fundamental research analysts are becoming more positive and companies with strong profit margins and sustainable earnings. As such, we anticipate remaining fully invested and expect that the value we add over time will be due to stock selection as opposed to sector or size allocations.

We thank you for your investment and look forward to your continued confidence.

Goldman Sachs Quantitative Equity Management Team

January 9, 2003

GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE SMALL CAP EQUITY FUND

Performance Summary
December 31, 2002

The following graph shows the value as of December 31, 2002, of a $10,000 investment made February 13, 1998 (commencement of operations). For comparative purposes, the performance of the Fund’s benchmark (the Russell 2000 Index) is shown. All performance data shown represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

CORE Small Cap Equity Fund’s Lifetime Performance

Growth of a $10,000 investment, Distributions Reinvested from February 13, 1998 to December 31, 2002.

	Since Inception	One Year

Average Annual Total Return Through December 31, 2002

CORE Small Cap Equity Fund (commenced February 13, 1998)	-0.74%	-14.97%

 GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE SMALL CAP EQUITY FUND

Statement of Investments
December 31, 2002

Shares	Description	Value
Common Stocks – 99.2%

Airlines – 0.4%
3,700	Alaska Air Group, Inc.*	$80,105
6,200	Continental Airlines, Inc. Class B*	44,950
4,200	Delta Air Lines, Inc.	50,820
4,600	Midwest Express Holdings, Inc.*	24,610

		200,485

Alcohol – 0.2%
2,400	The Robert Mondavi Corp.*	74,400

Apartment – 0.2%
4,600	Mid-America Apartment Communities, Inc.	112,470

Apparel – 0.9%
7,100	Kellwood Co.	184,600
3,800	Quaker Fabric Corp.*	26,410
27,300	Skechers U.S.A., Inc.*	231,777

		442,787

Banks – 6.7%
1,500	Bank of Hawaii Corp.	45,585
3,200	Berkshire Hills Bancorp, Inc.	75,360
2,200	Capital City Bank Group, Inc.	86,218
11,100	Commercial Federal Corp.	259,185
5,300	Corus Bankshares, Inc.	231,398
5,500	East West Bancorp, Inc.	198,440
1,700	First BanCorp.	38,420
2,800	First Citizens BancShares, Inc.	270,480
3,100	Flushing Financial Corp.	50,772
3,237	Fulton Financial Corp.	57,165
2,300	GBC Bancorp	44,528
4,300	Hancock Holding Co.	191,995
6,000	Independence Community Bank Corp.	152,280
6,900	OceanFirst Financial Corp.	154,905
5,066	Pacific Capital Bancorp	128,930
2,700	Port Financial Corp.	120,474
4,200	Prosperity Bancshares, Inc.	79,800
2,900	Provident Financial Group, Inc.	75,487
2,600	Silicon Valley Bancshares*	47,450
4,200	Sterling Bancorp	110,544
3,200	Sterling Bancshares, Inc.	39,104
5,800	Susquehanna Bancshares, Inc.	120,878
1,300	Texas Regional Bancshares, Inc.	46,203
6,600	Trustmark Corp.	156,618
3,570	UMB Financial Corp.	136,592
4,600	Unizan Financial Corp.	90,850
4,950	Wintrust Financial Corp.	155,034

		3,164,695

Biotechnology – 5.3%
1,800	Affymetrix, Inc.*	41,202
3,100	Albany Molecular Research, Inc.*	45,852
2,200	Alexion Pharmaceuticals, Inc.*	31,064
9,600	Applera Corp. — Celera Genomics Group*	91,680
1,900	Bio-Rad Laboratories, Inc.*	73,530
7,400	Celgene Corp.*	158,878
6,600	Cell Genesys, Inc.*	73,597
5,400	Cephalon, Inc.*	262,807
1,500	Charles River Laboratories International, Inc.*	57,720
10,500	Connetics Corp.*	126,210
6,700	Corixa Corp.*	42,813
3,300	Enzo Biochem, Inc.*	46,200
8,200	Gene Logic, Inc.*	51,578
8,450	Immucor, Inc.*	171,112
12,800	Isis Pharmaceuticals, Inc.*	84,352
7,800	Kos Pharmaceuticals, Inc.*	148,200
4,700	Lexicon Genetics, Inc.*	22,231
3,300	Maxygen, Inc.*	25,146
4,800	Protein Design Labs, Inc.*	40,800
3,200	Scios, Inc.*	104,256
10,800	Serologicals Corp.*	118,800
8,900	SICOR, Inc.*	141,065
13,200	Techne Corp.*	377,098
3,500	United Therapeutics Corp.*	58,450
6,300	Vertex Pharmaceuticals, Inc.*	99,855
3,500	Vical, Inc.*	12,145

		2,506,641

Brokers – 0.2%
3,800	LaBranche & Co., Inc.*	101,232

Chemicals – 3.0%
12,900	A. Schulman, Inc.	240,069
11,400	Arch Chemicals, Inc.	208,050
3,000	Brady Corp.	100,050
6,700	Carlisle Companies, Inc.	277,246
7,600	Crompton Corp.	45,220
5,700	Great Lakes Chemical Corp.	136,116
3,700	H.B. Fuller Co.	95,756
1,900	Jarden Corp.*	45,353
5,700	Millennium Chemicals, Inc.	54,264
16,500	PolyOne Corp.	64,680
2,400	Rogers Corp.*	53,400
2,100	The Scotts Co.*	102,984

		1,423,188

Clothing – 0.9%
45,900	Charming Shoppes, Inc.*	191,862
900	Payless ShoeSource, Inc.*	46,323
3,400	Shoe Carnival, Inc.*	47,637
8,000	Stein Mart, Inc.*	48,800
9,300	The Finish Line, Inc.*	98,115

		432,737

Computer Hardware – 4.0%
15,900	3Com Corp.*	73,617
4,400	Checkpoint Systems, Inc.*	45,496
2,000	Coinstar, Inc.*	45,300
12,600	CompuCom Systems, Inc.*	70,686
6,500	Computer Network Technology Corp.*	46,150

18     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE SMALL CAP EQUITY FUND

Shares	Description	Value
Common Stocks – (continued)

Computer Hardware – (continued)
6,400	Daisytek International Corp.*	$50,752
6,100	Foundry Networks, Inc.*	42,944
22,800	Gateway, Inc.*	71,592
2,600	Global Imaging Systems, Inc.*	47,788
7,100	Hutchinson Technology, Inc.*	146,970
6,100	IKON Office Solutions, Inc.	43,615
5,600	Imation Corp.*	196,448
6,100	InFocus Corp.*	37,576
6,100	Ingram Micro, Inc.*	75,335
10,000	Iomega Corp.*	78,500
27,500	Maxtor Corp.*	139,150
3,200	PC Connection, Inc.*	16,224
2,600	RadiSys Corp.*	20,748
1,300	ScanSource, Inc.*	64,090
3,400	Storage Technology Corp.*	72,828
5,400	Symbol Technologies, Inc.	44,388
2,300	Take-Two Interactive Software, Inc.*	54,027
2,700	Tech Data Corp.*	72,792
48,400	Western Digital Corp.*	309,276

		1,866,292

Computer Software – 3.7%
3,300	Acxiom Corp.*	50,754
16,500	Aspen Technology, Inc.*	46,695
9,400	Avid Technology, Inc.*	215,730
3,900	Borland Software Corp.*	47,970
6,400	DocuCorp International, Inc.*	42,374
2,550	EPIQ Systems, Inc.*	39,066
3,700	FileNET Corp.*	45,140
5,000	Hyperion Solutions Corp.*	128,350
2,700	IDX Systems Corp.*	45,981
13,700	Intergraph Corp.*	243,312
4,200	JDA Software Group, Inc.*	40,572
12,800	Mentor Graphics Corp.*	100,608
9,700	MSC.Software Corp.*	74,884
4,600	NetIQ Corp.*	56,810
3,000	Network Associates, Inc.*	48,270
28,600	Novell, Inc.*	95,524
6,000	Pharmacopeia, Inc.*	53,520
6,500	Phoenix Technologies Ltd.*	37,505
3,300	Pinnacle Systems, Inc.*	44,913
5,000	Radiant Systems, Inc.*	48,150
22,600	ScanSoft, Inc.*	117,520
2,400	SERENA Software, Inc.*	37,896
1,600	SRA International, Inc.*	43,344
11,900	VitalWorks, Inc.*	45,815

		1,750,703

Construction – 0.8%
800	American Woodmark Corp.	38,000
8,000	Fleetwood Enterprises, Inc.*	62,800
4,650	Griffon Corp.*	63,333
3,700	Hovnanian Enterprises, Inc.*	117,290
1,700	M/I Schottenstein Homes, Inc.	47,260
150	NVR, Inc.*	48,825

		377,508

Consumer Durables – 1.1%
11,900	Interface, Inc.	36,533
7,900	Kimball International, Inc. Class B	112,575
4,300	Steelcase, Inc.	47,128
4,900	The Toro Co.	313,110
92	Vialta, Inc.*	28

		509,374

Defense/ Aerospace – 1.1%
8,100	Aviall, Inc.*	65,205
2,500	Curtiss-Wright Corp.	159,550
1,600	Moog, Inc.*	49,664
1,400	Sequa Corp.*	54,754
3,800	Stewart & Stevenson Services, Inc.	53,732
4,500	Teledyne Technologies, Inc.*	70,560
2,100	United Defense Industries, Inc.*	48,930

		502,395

Department Stores – 1.0%
2,700	Dillard’s, Inc.	42,822
15,200	Saks, Inc.*	178,448
18,500	Shopko Stores, Inc.*	230,325

		451,595

Drugs – 1.8%
9,700	Alpharma, Inc.	115,527
2,800	American Pharmaceutical Partners, Inc.*	49,840
2,700	Biosite, Inc.*	91,854
1,700	CIMA Labs, Inc.*	41,125
4,600	D & K Healthcare Resources, Inc.	47,109
2,000	Eon Labs, Inc.*	37,820
9,400	IDEXX Laboratories, Inc.*	308,790
9,500	Perrigo Co.*	115,425
2,072	Priority Healthcare Corp. Class B*	48,070

		855,560

Electrical Equipment – 5.4%
3,300	3D Systems Corp.*	25,740
17,500	Allen Telecom, Inc.*	165,725
8,700	Anaren Microwave, Inc.*	76,560
12,100	Anixter International, Inc.*	281,325
22,000	Arris Group, Inc.*	78,540
16,000	Audiovox Corp.*	165,456
4,900	BEI Technologies, Inc.	54,831
13,100	Benchmark Electronics, Inc.*	375,446
10,500	C-COR.net Corp.*	34,860
2,800	Coherent, Inc.*	55,860
2,700	DSP Group, Inc.*	42,714
4,700	Esterline Technologies Corp.*	83,049
2,100	Fisher Scientific International, Inc.*	63,168
1,600	FLIR Systems, Inc.*	78,080
5,500	Harvard Bioscience, Inc.*	18,139
3,700	II-VI, Inc.*	59,422
7,600	Inrange Technologies Corp. Class B*	17,860
8,100	Inter-Tel, Inc.	169,371
2,000	Itron, Inc.*	38,340

The accompanying notes are an integral part of these financial statements.      19

 GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE SMALL CAP EQUITY FUND

Statement of Investments (continued)
December 31, 2002

Shares	Description	Value
Common Stocks – (continued)

Electrical Equipment – (continued)
6,100	MTS Systems Corp.	$61,122
34,500	Pioneer-Standard Electronics, Inc.	316,710
4,900	Planar Systems, Inc.*	101,087
6,800	Plexus Corp.*	59,704
4,500	Trimble Navigation Ltd.*	56,205
10,600	Turnstone Systems, Inc.*	28,620
5,900	Vicor Corp.*	48,681

		2,556,615

Electrical Utilities – 1.5%
14,900	Avista Corp.	172,244
1,000	CH Energy Group, Inc.	46,630
7,500	Energy East Corp.	165,675
12,900	Integrated Electrical Services, Inc.*	49,665
4,500	Northeast Utilities	68,265
2,000	PNM Resources, Inc.	47,640
9,200	Sierra Pacific Resources	59,800
4,200	Westar Energy, Inc.	41,580
1,700	WPS Resources Corp.	65,994

		717,493

Energy Resources – 1.8%
2,100	Energen Corp.	61,110
7,500	Patina Oil & Gas Corp.	237,375
1,900	Pogo Producing Co.	70,775
2,900	Remington Oil & Gas Corp.*	47,589
3,400	The Houston Exploration Co.*	104,040
7,200	Vintage Petroleum, Inc.	75,960
1,300	Western Gas Resources, Inc.	47,905
7,200	XTO Energy, Inc.	177,840

		822,594

Entertainment – 0.4%
8,500	Handleman Co.*	97,750
11,200	World Wrestling Federation Entertainment, Inc.*	90,160

		187,910

Environmental Services – 0.5%
6,600	Casella Waste Systems, Inc.*	58,674
7,900	Republic Services, Inc.*	165,742

		224,416

Financial Services – 2.2%
2,100	American Financial Holdings, Inc.	62,748
2,400	Clark/ Bardes, Inc.*	46,200
3,200	Credit Acceptance Corp.*	20,419
2,600	Financial Federal Corp.*	65,338
19,200	Fremont General Corp.	86,208
2,200	FTI Consulting, Inc.*	88,330
14,400	Insignia Financial Group, Inc.*	104,400
2,900	InterCept, Inc.*	49,100
8,000	LendingTree, Inc.*	103,040
2,900	NCO Group, Inc.*	46,255
5,500	New Century Financial Corp.	139,645
4,800	Novastar Financial, Inc.	148,944
11,200	Providian Financial Corp.*	72,688

		1,033,315

Food & Beverage – 2.6%
4,600	Corn Products International, Inc.	138,598
12,300	Fleming Companies, Inc.	80,811
4,500	Flowers Foods, Inc.	87,795
4,600	International Multifoods Corp.*	97,474
8,000	Interstate Bakeries Corp.	122,000
3,500	J & J Snack Foods Corp.*	124,985
8,200	Nash-Finch Co.	63,386
2,000	Performance Food Group Co.*	67,918
9,900	Pilgrim’s Pride Corp.	81,180
4,200	Ralcorp Holdings, Inc.*	105,588
3,300	The J.M. Smucker Co.	131,373
4,000	United Natural Foods, Inc.*	101,400

		1,202,508

Forest – 1.6%
4,300	Chesapeake Corp.	76,755
2,100	Greif Bros. Corp.	49,980
6,200	Longview Fibre Co.*	44,826
8,100	Louisiana-Pacific Corp.*	65,286
1,800	Potlatch Corp.	42,984
3,900	Rock-Tenn Co.	52,572
3,700	Schweitzer-Mauduit International, Inc.	90,650
7,100	United Stationers, Inc.*	204,487
6,800	Universal Forest Products, Inc.	144,983

		772,523

Gas Utilities – 1.6%
2,500	Cascade Natural Gas Corp.	50,000
6,700	NorthWestern Corp.	34,036
2,800	NUI Corp.	48,328
27,300	ONEOK, Inc.	524,160
2,700	South Jersey Industries, Inc.	89,154

		745,678

Gold – 0.1%
2,200	Royal Gold, Inc.	54,826

Grocery – 0.7%
11,100	Pathmark Stores, Inc.*	56,277
7,000	Ruddick Corp.	95,830
16,600	The Great Atlantic & Pacific Tea Co., Inc.*	133,796
4,100	Wild Oats Markets, Inc.*	42,312

		328,215

Heavy Electrical – 0.6%
5,200	Belden, Inc.	79,144
6,800	Cable Design Technologies Corp.*	40,120
900	EMCOR Group, Inc.*	47,709

20     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE SMALL CAP EQUITY FUND

Shares	Description	Value
Common Stocks – (continued)

Heavy Electrical – (continued)
3,400	LSI Industries, Inc.	$47,090
1,600	Woodward Governor Co.	69,600

		283,663

Heavy Machinery – 0.4%
4,500	NACCO Industries, Inc.	196,965

Home Products – 1.2%
7,700	Central Garden & Pet Co.*	142,527
3,000	Chattem, Inc.*	61,650
21,400	Nu Skin Enterprises, Inc.	256,158
4,100	The Dial Corp.	83,517

		543,852

Hotels – 1.0%
24,100	FelCor Lodging Trust, Inc.	275,704
25,000	La Quinta Corp.*	110,000
12,400	MeriStar Hospitality Corp.	81,840

		467,544

Industrial Parts – 3.7%
9,300	A.O. Smith Corp.	251,193
2,400	Applied Films Corp.*	47,976
12,900	Applied Industrial Technologies, Inc.	243,810
1,700	Briggs & Stratton Corp.	72,199
2,200	CoorsTek, Inc.*	56,210
6,200	Hughes Supply, Inc.	169,384
5,400	Kaman Corp.	59,400
18,900	Lennox International, Inc.	237,195
1,900	Lindsay Manufacturing Co.	40,660
3,100	Lufkin Industries, Inc.	72,695
1,400	Nortek Holdings, Inc.*	64,050
2,000	SPS Technologies, Inc.*	47,500
3,000	Tecumseh Products Co.	132,390
3,300	The Shaw Group, Inc.*	54,285
3,000	The Timken Co.	57,300
9,300	Watsco, Inc.	152,334

		1,758,581

Industrial Services – 2.7%
1,700	Bright Horizons Family Solutions, Inc.*	47,804
7,600	CDI Corp.*	205,048
3,900	Corinthian Colleges, Inc.*	147,654
3,800	Corrections Corp. of America*	65,170
4,700	Dollar Thrifty Automotive Group, Inc.*	99,405
5,800	EGL, Inc.*	82,650
7,200	ITT Educational Services, Inc.*	169,560
12,100	Kforce, Inc.*	51,062
11,400	Labor Ready, Inc.*	73,188
18,000	MPS Group, Inc.*	99,720
30,800	Spherion Corp.*	206,360

		1,247,621

Information Services – 4.2%
5,600	Allscripts Heathcare Solutions, Inc.*	13,384
4,100	American Management Systems, Inc.*	49,159
6,200	Arbitron, Inc.*	207,700
1,600	BARRA, Inc.*	48,528
13,500	BearingPoint, Inc.*	93,150
1,800	CACI International, Inc.*	64,152
1,000	Cognizant Technology Solutions Corp.*	72,230
4,700	Daktronics, Inc.*	62,886
5,900	FactSet Research Systems, Inc.	166,793
1,200	Fair, Isaac & Co., Inc.	51,240
8,200	Fidelity National Information Solutions, Inc.*	141,450
6,400	Lightbridge, Inc.*	39,360
2,500	Manhattan Associates, Inc.*	59,150
2,000	MICROS Systems, Inc.*	44,840
7,250	Pegasus Systems, Inc.*	72,718
4,000	Pre-Paid Legal Services, Inc.*	104,800
5,500	PRG-Schultz International, Inc.*	48,950
4,700	Quintiles Transnational Corp.*	56,870
1,900	StarTek, Inc.*	52,440
12,400	Stewart Enterprises, Inc.*	69,080
13,400	TeleTech Holdings, Inc.*	97,284
7,300	Tetra Tech, Inc.*	89,060
3,400	The Advisory Board Co.*	101,660
6,800	The TriZetto Group, Inc.*	41,752
6,100	Watson Wyatt & Co. Holdings*	132,675

		1,981,311

Internet – 1.8%
7,700	AsiaInfo Holdings, Inc.*	48,818
7,800	DoubleClick, Inc.*	44,148
25,500	EarthLink, Inc.*	138,975
5,700	eSPEED, Inc.*	96,564
7,800	Inet Technologies, Inc.*	47,580
22,600	Interland, Inc.*	29,380
3,700	j2 Global Communications, Inc.*	70,448
6,600	NetFlix, Inc.*	72,666
2,600	Overture Services, Inc.*	71,006
10,400	SonicWall, Inc.*	37,752
3,700	United Online, Inc.*	58,982
4,100	Vastera, Inc.*	23,169
3,300	Verity, Inc.*	44,190
2,700	WebEx Communications, Inc.*	40,500

		824,178

Leisure – 0.9%
5,590	Dover Downs Gaming & Entertainment, Inc.	50,813
3,500	JAKKS Pacific, Inc.*	47,145
4,800	Oakley, Inc.*	49,296
1,300	Polaris Industries, Inc.	76,180
1,600	SCP Pool Corp.*	46,720
7,300	Ticketmaster Class B*	154,906

		425,060

The accompanying notes are an integral part of these financial statements.      21

 GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE SMALL CAP EQUITY FUND

Statement of Investments (continued)
December 31, 2002

Shares	Description	Value
Common Stocks – (continued)

Life Insurance – 0.8%
2,800	AmerUs Group Co.	$79,156
1,200	Delphi Financial Group, Inc.	45,552
1,300	National Western Life Insurance Co.*	124,800
2,000	The MONY Group, Inc.	47,880
8,500	The Phoenix Cos., Inc.	64,600

		361,988

Media – 1.5%
4,400	ADVO, Inc.*	144,452
2,900	Cox Radio, Inc.*	66,149
3,200	Cumulus Media, Inc.*	47,584
6,400	Hearst-Argyle Television, Inc.*	154,304
2,100	Hispanic Broadcasting Corp.*	43,155
9,700	Sinclair Broadcast Group, Inc.*	112,811
5,900	Spanish Broadcasting System, Inc.*	42,480
2,600	The Liberty Corp.	100,880

		711,815

Medical Products – 2.6%
2,400	Arrow International, Inc.	97,608
4,100	Cantel Medical Corp.*	51,906
2,500	Henry Schein, Inc.*	112,500
3,300	Invacare Corp.	109,890
2,000	Mentor Corp.	77,000
2,300	Ocular Sciences, Inc.*	35,696
13,100	Owens & Minor, Inc.	215,102
1,400	PolyMedica Corp.*	43,176
22,700	PSS World Medical, Inc.*	155,268
4,100	Respironics, Inc.*	124,767
2,200	SangStat Medical Corp.*	24,860
2,000	STERIS Corp.*	48,500
2,300	Varian Medical Systems, Inc.*	65,987
2,100	Ventana Medical Systems, Inc.*	48,405

		1,210,665

Medical Providers – 1.7%
3,700	American Healthways, Inc.*	64,750
3,600	American Medical Security Group, Inc.*	50,328
1,400	Centene Corp.*	47,026
3,000	Dynacq International, Inc.*	43,104
15,500	Gentiva Health Services, Inc.	136,555
3,000	Kindred Healthcare, Inc.*	54,453
7,300	PacifiCare Health Systems, Inc.*	205,130
3,900	Sierra Health Services, Inc.*	46,839
16,200	US Oncology, Inc.*	140,454

		788,639

Mining – 1.8%
16,600	Allegheny Technologies, Inc.	103,418
7,900	Crown Cork & Seal Co., Inc.*	62,805
3,600	Owens-Illinois, Inc.*	52,488
1,600	Quanex Corp.	53,600
4,000	Reliance Steel & Aluminum Corp.	83,360
15,500	RTI International Metals, Inc.*	156,550
3,400	Steel Dynamics, Inc.*	40,902
9,400	United States Steel Corp.	123,328
31,000	USEC, Inc.	186,620

		863,071

Motor Vehicle – 0.8%
10,104	Dura Automotive Systems, Inc.*	101,444
2,900	Oshkosh Truck Corp.	178,350
4,400	United Auto Group, Inc.*	54,868
8,400	Visteon Corp.	58,464

		393,126

Office Industrial – 1.7%
8,700	Brandywine Realty Trust	189,747
5,700	Corporate Office Properties Trust	79,971
5,000	EastGroup Properties, Inc.	127,500
10,600	Glenborough Realty Trust, Inc.	188,892
3,200	Keystone Property Trust	54,304
5,600	PS Business Parks, Inc.	178,080

		818,494

Oil Refining – 0.2%
15,200	Tesoro Petroleum Corp.*	68,704

Oil Services – 1.6%
2,500	Atwood Oceanics, Inc.*	75,250
1,500	CARBO Ceramics, Inc.	50,550
10,500	Global Industries Ltd.*	43,785
3,800	Hydril Co.*	89,566
4,900	Key Energy Services, Inc.*	43,953
3,900	Oceaneering International, Inc.*	96,486
22,200	Parker Drilling Co.*	49,284
2,400	TETRA Technologies, Inc.*	51,288
4,500	Universal Compression Holdings, Inc.*	86,085
19,200	Veritas DGC, Inc.*	151,680

		737,927

Other REIT – 3.0%
12,600	Anthracite Capital, Inc.	137,340
6,700	Apex Mortgage Capital, Inc.	43,818
2,500	Capital Automotive REIT	59,250
3,400	Capstead Mortgage Corp.	83,810
3,200	Correctional Properties Trust	69,440
8,700	Healthcare Realty Trust, Inc.	254,475
20,000	HRPT Properties Trust	164,800
4,500	Impac Mortgage Holdings, Inc.	51,750
11,300	National Health Investors, Inc.	181,704
4,800	Nationwide Health Properties, Inc.	71,664
7,800	Redwood Trust, Inc.	216,060
4,400	Thornburg Mortgage, Inc.	88,440

		1,422,551

Property Insurance – 2.1%
4,800	Fidelity National Financial, Inc.	157,584
11,200	First American Corp.	248,640
3,200	Harleysville Group, Inc.	84,576
7,400	LandAmerica Financial Group, Inc.	262,330

22     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE SMALL CAP EQUITY FUND

Shares	Description	Value
Common Stocks – (continued)

Property Insurance – (continued)
3,000	PMA Capital Corp.	$42,990
1,300	The Commerce Group, Inc.	48,737
7,000	The Midland Co.	133,000

		977,857

Publishing – 1.8%
2,300	Consolidated Graphics, Inc.*	51,175
1,700	Deluxe Corp.	71,570
2,300	John H. Harland Co.	50,899
3,200	Paxar Corp.*	47,200
5,400	Pulitzer, Inc.	242,730
3,500	The McClatchy Co.	198,555
5,200	The Standard Register Co.	93,600
3,400	Wallace Computer Services, Inc.	73,134

		828,863

Railroads – 0.1%
5,300	Kansas City Southern*	63,600

Real Estate Services – 0.1%
1,600	LNR Property Corp.	56,640

Restaurants – 1.4%
3,000	Bob Evans Farms, Inc.	70,050
2,500	California Pizza Kitchen, Inc.*	63,000
12,900	CKE Restaurants, Inc.*	55,470
10,700	Dave & Buster’s, Inc.*	92,555
6,400	Landry’s Restaurants, Inc.	135,936
7,600	Lone Star Steakhouse & Saloon, Inc.	146,984
1,800	Papa John’s International, Inc.*	50,184
5,300	Ryan’s Family Steak Houses, Inc.*	60,155

		674,334

Retail – 1.0%
6,200	Amli Residential Properties Trust	131,936
5,200	CBL & Associates Properties, Inc.	208,260
11,700	JDN Realty Corp.	128,115

		468,311

Securities/ Asset Management – 1.5%
9,100	Ameritrade Holding Corp.*	51,506
2,200	BlackRock, Inc.*	86,680
5,900	Gabelli Asset Management, Inc.*	177,236
14,500	Knight Trading Group, Inc.*	69,455
4,800	R&G Financial Corp. Class B	111,600
4,700	SWS Group, Inc.	63,732
6,000	The John Nuveen Co.	152,100

		712,309

Semiconductors – 2.8%
16,100	Arrow Electronics, Inc.*	205,919
14,550	Avnet, Inc.*	157,577
23,000	Bell Microproducts, Inc.*	127,420
11,100	ChipPAC, Inc.*	39,405
18,000	Cirrus Logic, Inc.*	51,840
5,900	Cohu, Inc.	86,730
4,000	Cree, Inc.*	65,400
4,700	InterDigital Communications Corp.*	68,432
12,200	PTEK Holdings, Inc.*	53,680
6,100	Rainbow Technologies, Inc.*	43,737
5,800	REMEC, Inc.*	22,504
9,100	SanDisk Corp.*	184,730
9,200	Silicon Image, Inc.*	55,200
12,000	Silicon Storage Technology, Inc.*	48,480
4,800	Skyworks Solutions, Inc.*	41,376
8,400	TriQuint Semiconductor, Inc.*	35,616
3,600	Veeco Instruments, Inc.*	41,616

		1,329,662

Specialty Retail – 2.3%
5,300	1-800-FLOWERS.COM, Inc.*	33,125
10,000	Brown Shoe Co., Inc.	238,300
5,100	Duane Reade, Inc.*	86,700
10,300	GameStop Corp.*	100,940
2,600	Guitar Center, Inc.*	43,056
6,000	Hollywood Entertainment Corp.*	90,600
3,300	J. Jill Group, Inc.*	46,134
2,300	Longs Drug Stores Corp.	47,702
26,100	OfficeMax, Inc.*	130,500
2,600	PETsMART, Inc.*	44,538
6,900	Rent-Way, Inc.*	24,150
5,200	Sonic Automotive, Inc.*	77,324
1,100	Tractor Supply Co.*	41,360
4,100	West Marine, Inc.*	56,129

		1,060,558

Telecommunications Equipment – 0.2%
3,900	EMS Technologies, Inc.*	60,883
2,900	Plantronics, Inc.*	43,877

		104,760

Telephone – 0.8%
2,500	Commonwealth Telephone Enterprises, Inc.*	89,600
16,100	IDT Corp.*	278,369

		367,969

Thrifts – 0.8%
4,100	BankUnited Financial Corp.*	66,338
1,700	Capitol Federal Financial	48,960
4,800	Staten Island Bancorp, Inc.	96,672
5,300	W Holding Co., Inc.	86,973
3,600	Westcorp	75,600

		374,543

Tobacco – 0.2%
2,600	Universal Corp.	96,096

Truck Freight – 1.7%
9,400	Airborne, Inc.	139,402
3,900	Arkansas Best Corp.*	101,326
6,400	J.B. Hunt Transport Services, Inc.*	187,520
900	Landstar System, Inc.*	52,524

The accompanying notes are an integral part of these financial statements.      23

 GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE SMALL CAP EQUITY FUND

Statement of Investments (continued)
December 31, 2002

Shares	Description	Value
Common Stocks – (continued)

Truck Freight – (continued)
5,800	Roadway Corp.	$213,498
3,800	Werner Enterprises, Inc.	81,814

		776,084

Wireless – 0.5%
5,900	Boston Communications Group, Inc.*	74,989
5,600	United States Cellular Corp.*	140,112

		215,101

TOTAL COMMON STOCKS
(Cost $49,479,691)		$46,630,597

TOTAL INVESTMENTS BEFORE SECURITIES LENDING COLLATERAL
(Cost $49,479,691)		$46,630,597

Securities Lending Collateral – 2.2%

1,052,400	Boston Global Investment Trust – Enhanced Portfolio	$1,052,400

TOTAL SECURITIES LENDING COLLATERAL
(Cost $1,052,400)		$1,052,400

TOTAL INVESTMENTS
(Cost $50,532,091)		$47,682,997

*	Non-income producing security.

The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

Investment Abbreviation:
REIT	—	Real Estate Investment Trust

24     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS VARIABLE INSURANCE TRUST CAPITAL GROWTH FUND

Shareholder Letter

Dear Shareholders:

This report provides an overview on the performance of the Goldman Sachs Variable Insurance Trust — Capital Growth Fund for the one-year period that ended December 31, 2002.

Market Review

The U.S. equity markets fell for the third consecutive year in 2002, a streak that last occurred in the 1939-1941 period. The weakness, which prevailed across every major market sector, was first driven by the corporate accounting scandals and the resulting distrust of business leaders. The downturn was exacerbated by the sluggish economic recovery, despite consensus gross domestic product (“GDP”) growth of 2.4% for 2002. Investors initially anticipated that the historically low interest rate environment would spur corporate investment, thus stimulating overall growth. Unfortunately, many companies simply did not need to make additional purchases, as global demand did not warrant ramping up production or hiring additional workers. As a result, the rebound has been gradual, and has not been without some disappointments, including the threat of deflation and rising unemployment. The tensions in several regions in the world also contributed to the weak environment this year.

Performance Review

Over the one-year period that ended December 31, 2002, the Fund generated a cumulative total return of -24.33%. Over the same time period, the Fund’s benchmark, the Standard & Poor’s 500 Index (with dividends reinvested), generated a cumulative total return of
-22.10%.

As these returns indicate, it was a very difficult period in the equity market and for the Fund. In particular, the underperformance of AOL Time Warner Inc., Crown Castle International Corp., and Sprint PCS Group (“Sprint”) detracted from results. In the case of Sprint, increasing competition in the wireless space has been detrimental to its growth prospects. Although we believe that industry consolidation could alleviate some of these pressures, developments in this particular area have been slow to materialize. Absent such reprieve, industry fundamentals deteriorated over the year and we subsequently eliminated the holding from the portfolio.

A number of the Fund’s pharmaceutical holdings also fell during the period, including Wyeth, Bristol-Myers Squibb Co. (“Bristol-Myers”), and Schering-Plough Corp. Bristol-Myers, for example, experienced a sharp decline as a number of company-specific issues weighed on the stock price. Towards the middle of the year, it was reported that the SEC had made an inquiry into Bristol-Myers’ revenue recognition policy for 2001. Although the company has yet to be charged with any impropriety, there were concerns that Bristol-Myers would be the next company to be formally investigated by a regulatory agency. Despite the recent difficulties, we continue to believe in pharmaceutical companies since aging population demographics in the U.S. and abroad should support strong growth over the foreseeable future.

 GOLDMAN SACHS VARIABLE INSURANCE TRUST CAPITAL GROWTH FUND

Shareholder Letter (continued)

While the Technology sector fell sharply again in 2002, the Fund’s performance versus the benchmark enhanced relative results. Examples of holdings that met our criteria for a high quality growth investment were Microsoft Corp., Dell Computer Corp., and Intuit Inc. Within the Consumer Staples sector, we added value through the strong performance of The Procter & Gamble Co., Energizer Holdings, Inc., and Avon Products, Inc. Despite the overall rotation out of equities, investors found companies in this area to be attractive as they were partially insulated from much of the accounting scandals and industry-specific weakness that weighed on other sectors.

Investment Objective

The Fund seeks long-term capital growth, primarily through investments in a diversified portfolio of companies that the investment adviser believes to have long-term capital appreciation potential.

Portfolio Composition

Top 10 Portfolio Holdings as of December 31, 2002*

		% of Total
Company	Business	Net Assets

Microsoft Corp.	Computer Software	5.4%
Wal-Mart Stores, Inc.	Specialty Retail	3.9
Pfizer, Inc.	Drugs	3.6
Exxon Mobil Corp.	Energy Resources	3.4
Viacom, Inc.	Media	2.9
General Electric Co.	Industrial Parts	2.8
PepsiCo, Inc.	Food & Beverage	2.7
Freddie Mac	Financial Services	2.6
Johnson & Johnson	Drugs	2.6
Fannie Mae	Financial Services	2.5

* Opinions expressed in this report represent our present opinions only. Reference to individual securities should not be construed as a commitment that such securities will be retained in the Fund. From time to time, the Fund may change the individual securities it holds, the number or types of securities held and the markets in which it invests. References to individual securities do not constitute a recommendation to the investor to buy, hold or sell such securities. In addition, references to past performance of the Fund do not indicate future returns, which are not guaranteed and will vary. Furthermore, the value of shares of the Fund may fall as well as rise.

GOLDMAN SACHS VARIABLE INSURANCE TRUST CAPITAL GROWTH FUND

Portfolio Outlook

After a third straight year of market declines, many investors anticipate a more favorable environment for U.S. equity investing in 2003. Throughout the downturn, U.S. companies have been plagued by an abrupt economic slowdown and deterioration in investor confidence. In recent years, a convergence of negative factors led to the prolonged decline in stock prices. As the economy emerges from its downturn, U.S. businesses could begin to produce earnings that may exceed the market’s expectations. Although valuations have been compressed, we believe high operating leverage and increased market share could lead to strong stock price performance for the Fund’s holdings. There are an increasing number of signs that the economy is recovering as evidenced by GDP growth. However, investors have questioned the timing and pace of the rebound. Our team does not attempt to predict this time frame as we are intently focused on the compounding growth that could occur in the companies we hold over the long term.

During the past year we have aggressively challenged our assumptions about the companies in the portfolio to ensure that they still meet our investment criteria, which include strong free cash flow, dominant market share, pricing control, recurring revenue stream, and excellent management. Despite the market’s attention to the short term, we are more concerned with the ability of our companies to grow over a longer period of time. We contend that one quarter or even one year is not sufficient time in which to evaluate an investment. Going forward, we will continue to invest in businesses that we believe are strategically positioned to grow over full market cycles.

We thank you for your investment and look forward to your continued confidence.

Goldman Sachs Growth Portfolio Management Team
January 9, 2003

 GOLDMAN SACHS VARIABLE INSURANCE TRUST CAPITAL GROWTH FUND

Performance Summary
December 31, 2002

The following graph shows the value as of December 31, 2002, of a $10,000 investment made on April 30, 1998 (commencement of operations). For comparative purposes, the performance of the Fund’s benchmark (the Standard and Poor’s 500 Index (“S&P 500 Index”)) is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Capital Growth Fund’s Lifetime Performance

Growth of a $10,000 investment, Distributions Reinvested from April 30, 1998 to December 31, 2002.

	Since Inception	One Year

Average Annual Total Return Through December 31, 2002

Capital Growth Fund (commenced April 30, 1998)	-3.20%	-24.33%

GOLDMAN SACHS VARIABLE INSURANCE TRUST CAPITAL GROWTH FUND

Statement of Investments
December 31, 2002

Shares	Description	Value
Common Stocks – 97.8%

Banks – 4.9%
3,600	Bank of America Corp.	$250,452
11,633	Citigroup, Inc.	409,365
1,500	The Bank of New York Co., Inc.	35,940
4,100	Wells Fargo & Co.	192,167

		887,924

Biotechnology – 0.8%
2,900	Amgen, Inc.*	140,186

Brokers – 0.3%
1,500	Merrill Lynch & Co., Inc.	56,925

Chemicals – 1.0%
4,067	E.I. du Pont de Nemours & Co.	172,441

Computer Hardware – 5.3%
25,200	Cisco Systems, Inc.*	330,120
11,800	Dell Computer Corp.*	315,532
14,600	EMC Corp.*	89,644
2,800	International Business Machines Corp.	217,000

		952,296

Computer Software – 7.5%
4,700	Intuit, Inc.*	220,524
19,000	Microsoft Corp.*	982,300
6,600	Oracle Corp.*	71,280
4,900	Sabre Holdings Corp.*	88,739

		1,362,843

Defense/ Aerospace – 0.4%
900	Lockheed Martin Corp.	51,975
900	Raytheon Co.	27,675

		79,650

Drugs – 12.0%
8,500	Bristol-Myers Squibb Co.	196,775
5,300	Eli Lilly & Co.	336,550
8,700	Johnson & Johnson	467,277
3,200	Merck & Co., Inc.	181,152
21,275	Pfizer, Inc.	650,377
2,700	Schering-Plough Corp.	59,940
7,400	Wyeth	276,760

		2,168,831

Energy Resources – 3.9%
1,000	Anadarko Petroleum Corp.	47,900
700	Apache Corp.	39,893
17,584	Exxon Mobil Corp.	614,385

		702,178

Entertainment – 0.3%
4,400	Metro-Goldwyn-Mayer, Inc.*	57,200

Environmental Services – 0.2%
1,600	Waste Management, Inc.	36,672

Financial Services – 7.7%
7,000	Fannie Mae	450,310
8,000	Freddie Mac	472,400
12,250	MBNA Corp.	232,995
400	SLM Corp.	41,544
4,900	State Street Corp.	191,100

		1,388,349

Food & Beverage – 5.7%
11,590	PepsiCo, Inc.	489,330
6,500	The Coca-Cola Co.	284,830
4,800	Wm. Wrigley Jr. Co.	263,424

		1,037,584

Forest – 1.0%
3,100	International Paper Co.	108,407
1,400	Weyerhaeuser Co.	68,894

		177,301

Heavy Electrical – 1.2%
1,700	3M Co.	209,610

Home Products – 5.3%
2,900	Avon Products, Inc.	156,223
4,800	Colgate-Palmolive Co.	251,664
5,900	Energizer Holdings, Inc.*	164,610
3,700	The Gillette Co.	112,332
3,200	The Procter & Gamble Co.	275,008

		959,837

Hotels – 4.4%
19,000	Cendant Corp.*	199,120
6,900	Harrah’s Entertainment, Inc.*	273,240
5,800	Marriott International, Inc.	190,646
5,500	Starwood Hotels & Resorts Worldwide, Inc.	130,570

		793,576

Industrial Parts – 3.1%
20,500	General Electric Co.	499,175
1,000	United Technologies Corp.	61,940

		561,115

Information Services – 2.4%
2,200	Automatic Data Processing, Inc.	86,350
7,600	First Data Corp.	269,116
500	The McGraw-Hill Cos., Inc.	30,220
4,800	TMP Worldwide, Inc.*	54,288

		439,974

The accompanying notes are an integral part of these financial statements.      29

 GOLDMAN SACHS VARIABLE INSURANCE TRUST CAPITAL GROWTH FUND

Statement of Investments (continued)
December 31, 2002

Shares	Description	Value
Common Stocks – (continued)

Media – 8.5%
19,050	AOL Time Warner, Inc.*	$249,555
4,674	Cablevision Systems New York Group*	78,243
4,152	Clear Channel Communications, Inc.*	154,828
1,700	Cox Communications, Inc.*	48,280
6,300	EchoStar Communications Corp.*	140,238
17,900	Liberty Media Corp. Series A*	160,026
7,100	Univision Communications, Inc.*	173,950
12,972	Viacom, Inc. Class B*	528,739

		1,533,859

Oil Refining – 1.1%
3,054	ChevronTexaco Corp.	203,030

Oil Services – 0.3%
1,100	Schlumberger Ltd.	46,299

Property Insurance – 3.8%
6,300	AMBAC Financial Group, Inc.	354,312
5,600	American International Group, Inc.	323,960

		678,272

Publishing – 1.7%
1,300	Gannett Co., Inc.	93,340
3,100	The New York Times Co.	141,763
2,200	Valassis Communications, Inc.*	64,746

		299,849

Securities/ Asset Management – 1.2%
1,300	Morgan Stanley	51,896
15,050	The Charles Schwab Corp.	163,292

		215,188

Semiconductors – 2.8%
20,000	Intel Corp.	311,400
8,800	Texas Instruments, Inc.	132,088
3,000	Xilinx, Inc.*	61,800

		505,288

Specialty Retail – 6.0%
3,700	Family Dollar Stores, Inc.	115,477
2,000	Lowe’s Companies, Inc.	75,000
2,050	The Home Depot, Inc.	49,118
13,800	Wal-Mart Stores, Inc.	697,038
4,900	Walgreen Co.	143,031

		1,079,664

Telephone – 1.8%
6,700	SBC Communications, Inc.	181,637
3,928	Verizon Communications, Inc.	152,210

		333,847

Thrifts – 0.2%
1,000	Washington Mutual, Inc.	34,530

Tobacco – 0.8%
3,700	Philip Morris Companies, Inc.	149,961

Wireless – 2.2%
12,500	Crown Castle International Corp.*	46,875
9,380	QUALCOMM, Inc.*	341,338

		388,213

TOTAL COMMON STOCKS
(Cost $22,619,655)		$17,652,492

Principal	Interest	Maturity
Amount	Rate	Date	Value
Repurchase Agreement – 3.9%

Joint Repurchase Agreement Account II^
$700,000	1.25%	01/02/2003	$700,000
Maturity Value: $700,049

TOTAL REPURCHASE AGREEMENT
(Cost $700,000)			$700,000

TOTAL INVESTMENTS
(Cost $23,319,655)			$18,352,492

  *     Non-income producing security.

^	Joint repurchase agreement was entered into on December 31, 2002.

The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

30     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS VARIABLE INSURANCE TRUST MID CAP VALUE FUND

Shareholder Letter

Dear Shareholders:

This report provides an overview on the performance of the Goldman Sachs Variable Insurance Trust — Mid Cap Value Fund for the one-year period that ended December 31, 2002.

Market Review

2002 experienced continued volatility in the equity markets. The market underwent considerable changes—from large corporate bankruptcies to corporate governance issues and sell-side analyst scrutiny. On the economic front, mixed signals prevailed as stocks finished their third year in a row in negative territory. Despite lower consumer confidence and an uncertain outlook for job security, lower borrowing costs seemed to keep consumer spending from falling off. Confidence in the health of the world economy has been stifled by concerns about a U.S.-led war on Iraq and additional terrorist attacks.

In market declines, such as in 2002, investors often sell for emotional reasons, which usually results in valuations compressing within industries as investors engage in the market equivalent of “throwing out the baby with the bath water.” During these times, as prepared investors we seek to upgrade our portfolios as higher quality companies become available to us at very attractive prices. The Fund’s management team avoided some of the market’s major “torpedoes,” which we attribute to our strong research governance. We adhere to a principle of not compromising on our fundamental research process, which can help us to put only quality names into our portfolios. In summary, we continue to emphasize balance sheet quality, cash flow stability, and companies with superior management teams.

Performance Review

Over the one-year period that ended December 31, 2002, the Fund generated a cumulative total return of -4.69%. Over the same time period, the Fund’s benchmark, the Russell Midcap Value Index (with dividends reinvested) generated a cumulative total return of
–9.64%. While the Fund could not totally escape the weakness that permeated the markets, it did significantly outperform its benchmark due to strong stock selection. Our quality bias and emphasis on price and future prospects, not merely price, has been well founded during the challenging investing environment in 2002.

The Fund’s strongest returns were in the Insurance, Utilities, and Services sectors. Pioneer Natural Resources Co. (“Pioneer”) was one example of a top performer. Pioneer, an oil and gas exploration and production company, benefited from the positive returns from its new wells. Among the Consumer stocks, Ross Stores, Inc. (“Ross Stores”) performed well. Ross Stores generated solid returns due to its solid business fundamentals and attractive valuation.

The weakest contributors to the Fund during the period were Industrials sector stocks. Pentair, Inc. suffered due to the difficulty it faced in a difficult competitive pricing environment. Terex Corp. was weak in part because it lowered guidance due to the longer time it will take the firm to realize cost savings after recent acquisitions. Both stocks were recently eliminated from the portfolio.

Dover Corp. (“Dover”), a diversified industrial manufacturing company, was a new position added to the Fund. The company has taken significant action to downsize its capacity as well

 GOLDMAN SACHS VARIABLE INSURANCE TRUST MID CAP VALUE FUND

Shareholder Letter (continued)

as lower its cost structure across its business lines. In addition, despite weak end-market conditions, Dover was able to show earnings per share and operating margin improvement. We believe that Dover has a strong, high quality management team that focuses on return on invested capital and cash generation.

Currently the Fund is underweight in Utilities and Consumer stocks and overweight in Energy and Services. The environment continues to be a difficult one for Utilities as certain segments face overcapacity and decreasing demand. In the Consumer area, volatility has increased as investors react to short-term sales announcements. We like to invest in Consumer companies that we know have strong product pipelines and don’t have to rely solely on price increases in order to increase revenues. In the Energy sector, we have found attractive investments in the Energy Resources and Oil Services segments while, in Services, we have found attractive investment ideas in the Media space.

Investment Objective

The Fund seeks long-term capital appreciation, primarily through equity securities of companies within the range of market capitalization constituting the Russell Midcap Value Index (generally companies with public stock market capitalizations between $60 million and $16 billion at the time of investment).

Portfolio Composition

Top 10 Portfolio Holdings as of December 31, 2002*

		% of Total
		Net Assets
Company	Business

Energy East Corp.	Electrical Utilities	2.6%
PartnerRe Ltd.	Property Insurance	2.4
Praxair, Inc.	Chemicals	2.3
KeyCorp	Banks	2.0
Ocean Energy, Inc	Energy Resources	2.0
Rockwell Collins, Inc.	Defense/ Aerospace	2.0
UST, Inc.	Tobacco	1.9
Countrywide Credit Industries, Inc.	Financial Services	1.9
RenaissanceRe Holdings Ltd.	Property Insurance	1.9
The Stanley Works	Consumer Durables	1.8

* Opinions expressed in this report represent our present opinions only. Reference to individual securities should not be construed as a commitment that such securities will be retained in the Fund. From time to time, the Fund may change the individual securities it holds, the number or types of securities held and the markets in which it invests. References to individual securities do not constitute a recommendation to the investor to buy, hold or sell such securities. In addition, references to past performance of the Fund do not indicate future returns, which are not guaranteed and will vary. Furthermore, the value of shares of the Fund may fall as well as rise.

GOLDMAN SACHS VARIABLE INSURANCE TRUST MID CAP VALUE FUND

Portfolio Outlook

Economists believe that the economy will expand in 2003, but increasing global tensions may stifle the growth. Although we do not attempt to predict market movements, we continue to view first-hand fundamental research as the most important part of our investment process. In addition, our team-based approach gives each team member industry/sector-specific responsibility and allows these individuals to provide in-depth industry expertise. Our continued focus on price and fundamentals allows us to buy quality companies with future prospects when we believe temporary situations cause the stock price to fall. We believe our consistent investment philosophy will help allow our portfolios to perform well in a variety of market conditions.

As in the past, we thank you for your continued confidence.

Goldman Sachs Value Portfolio Management Team
January 9, 2003

 GOLDMAN SACHS VARIABLE INSURANCE TRUST MID CAP VALUE FUND

Performance Summary
December 31, 2002

The following graph shows the value as of December 31, 2002, of a $10,000 investment made on May 1, 1998 (commencement of operations). For comparative purposes, the performance of the Fund’s benchmark (the Russell Mid Cap Value Index) is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Mid Cap Value Fund’s Lifetime Performance

Growth of a $10,000 investment, Distributions Reinvested from May 1, 1998 to December 31, 2002.

	Since Inception	One Year

Average Annual Total Return Through December 31, 2002

Mid Cap Value Fund (commenced May 1, 1998)	3.95%	-4.69%

GOLDMAN SACHS VARIABLE INSURANCE TRUST MID CAP VALUE FUND

Statement of Investments
December 31, 2002

Shares	Description	Value
Common Stocks – 96.4%

Airlines – 0.4%
57,737	JetBlue Airways Corp.*	$1,558,899

Apartments – 1.9%
67,700	AvalonBay Communities, Inc.	2,649,778
174,497	Equity Residential Properties Trust	4,289,136

		6,938,914

Apparel – 1.7%
171,834	Jones Apparel Group, Inc.*	6,089,797

Banks – 10.2%
198,757	Banknorth Group, Inc.	4,491,908
151,629	Charter One Financial, Inc.	4,356,301
290,377	KeyCorp	7,300,078
68,407	M&T Bank Corp.	5,428,095
131,200	North Fork Bancorporation, Inc.	4,426,688
177,587	SouthTrust Corp.	4,413,037
190,070	Wilmington Trust Corp.	6,021,418

		36,437,525

Brokers – 0.8%
48,061	The Bear Stearns Companies, Inc.	2,854,823

Chemicals – 3.3%
53,885	Potash Corp. of Saskatchewan, Inc.	3,426,547
143,500	Praxair, Inc.	8,289,995

		11,716,542

Clothing – 3.2%
139,500	Ross Stores, Inc.	5,913,405
277,371	The TJX Companies, Inc.	5,414,282

		11,327,687

Computer Hardware – 2.4%
317,009	Apple Computer, Inc.*	4,542,739
62,600	Storage Technology Corp.*	1,340,892
50,132	Zebra Technologies Corp.*	2,872,564

		8,756,195

Computer Software – 1.4%
32,500	Electronic Arts, Inc.*	1,617,525
118,545	NetIQ Corp.*	1,464,031
47,143	Symantec Corp.*	1,909,763

		4,991,319

Construction – 0.6%
116,006	D.R. Horton, Inc.	2,012,704

Consumer Durables – 1.8%
190,475	The Stanley Works	6,586,626

Defense/ Aerospace – 2.0%
308,642	Rockwell Collins, Inc.	7,179,013

Department Stores – 1.3%
161,540	Federated Department Stores, Inc.*	4,645,890

Electrical Equipment – 1.0%
122,500	Dover Corp.	3,572,100

Electrical Utilities – 9.0%
70,500	Consolidated Edison, Inc.	3,018,810
422,756	Energy East Corp.	9,338,680
93,921	Entergy Corp.	4,281,858
194,339	FirstEnergy Corp.	6,407,357
82,688	FPL Group, Inc.	4,972,030
28,355	Pinnacle West Capital Corp.	966,622
95,863	PPL Corp.	3,324,529

		32,309,886

Energy Resources – 7.6%
64,700	Apache Corp.	3,687,253
143,590	EOG Resources, Inc.	5,732,113
130,600	Murphy Oil Corp.	5,596,210
359,918	Ocean Energy, Inc.	7,187,563
200,101	Pioneer Natural Resources Co.*	5,052,550

		27,255,689

Environmental Services – 1.7%
297,276	Republic Services, Inc.*	6,236,851

Financial Services – 1.9%
132,356	Countrywide Credit Industries, Inc.	6,836,187

Food & Beverage – 1.4%
195,261	ConAgra Foods, Inc.	4,883,478

Forest – 2.7%
266,474	Packaging Corp. of America*	4,860,486
212,639	Sonoco Products Co.	4,875,812

		9,736,298

Gas Utilities – 0.9%
94,544	KeySpan Corp.	3,331,731

Heavy Electrical – 0.8%
138,900	Rockwell Automation, Inc.	2,876,619

Home Products – 0.5%
65,440	The Estee Lauder Companies, Inc.	1,727,616

Hotels – 2.5%
88,671	Harrah’s Entertainment, Inc.*	3,511,372
148,543	Hilton Hotels Corp.	1,887,981
148,468	Starwood Hotels & Resorts Worldwide, Inc.	3,524,630

		8,923,983

The accompanying notes are an integral part of these financial statements.      35

 GOLDMAN SACHS VARIABLE INSURANCE TRUST MID CAP VALUE FUND

Statement of Investments (continued)
December 31, 2002

Shares	Description	Value
Common Stocks – (continued)

Industrial Parts – 3.0%
80,464	American Standard Companies, Inc.*	$5,724,209
100,825	W.W. Grainger, Inc.	5,197,529

		10,921,738

Information Services – 1.3%
86,900	Affiliated Computer Services, Inc.*	4,575,285

Life Insurance – 1.1%
126,864	The Principal Financial Group, Inc.	3,822,412

Media – 1.3%
139,255	Lamar Advertising Co.*	4,685,931

Medical Providers – 1.2%
96,816	Universal Health Services, Inc. Class B*	4,366,402

Mining – 0.9%
75,529	Nucor Corp.	3,119,348

Motor Vehicle – 1.2%
30,939	Johnson Controls, Inc.	2,480,379
53,878	Lear Corp.*	1,793,060

		4,273,439

Office Industrial – 2.6%
178,913	Duke-Weeks Realty Corp.	4,553,336
145,074	Liberty Property Trust	4,633,663

		9,186,999

Oil Services – 2.1%
152,300	BJ Services Co.*	4,920,813
72,743	Noble Corp.*	2,556,916

		7,477,729

Other REIT – 2.1%
206,562	iStar Financial, Inc.	5,794,064
67,853	Plum Creek Timber Co., Inc.	1,601,331

		7,395,395

Property Insurance – 7.2%
30,054	AMBAC Financial Group, Inc.	1,690,237
165,430	PartnerRe Ltd.	8,572,583
170,942	RenaissanceRe Holdings Ltd.	6,769,303
61,400	The St. Paul Companies, Inc.	2,090,670
225,330	Willis Group Holdings Ltd.*	6,460,211

		25,583,004

Publishing – 1.0%
174,822	A.H. Belo Corp.	3,727,205

Railroads – 0.3%
24,044	Canadian National Railway Co.	999,269

Restaurants – 1.8%
164,930	Darden Restaurants, Inc.	3,372,818
122,354	Yum! Brands, Inc.*	2,963,414

		6,336,232

Retail – 0.8%
83,146	Simon Property Group, Inc.	2,832,784

Security/ Asset Management – 1.1%
143,812	T. Rowe Price Group, Inc.	3,923,191

Semiconductors – 0.8%
152,000	Integrated Circuit Systems, Inc.*	2,774,000

Telephone – 1.0%
118,000	CenturyTel, Inc.	3,466,840

Thrifts – 1.3%
101,462	GreenPoint Financial Corp.	4,584,053

Tobacco – 1.9%
204,645	UST, Inc.	6,841,282

Truck Freight – 1.4%
63,110	Landstar System, Inc.*	3,683,099
59,479	Ryder System, Inc.	1,334,709

		5,017,808

TOTAL COMMON STOCKS
(Cost $342,480,053)		$344,696,718

36     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS VARIABLE INSURANCE TRUST MID CAP VALUE FUND

Principal	Interest	Maturity
Amount	Rate	Date	Value
Repurchase Agreement – 3.4%

Joint Repurchase Agreement Account II^
$12,100,000	1.25%	01/02/2003	$12,100,000
Maturity Value: $12,100,840

TOTAL REPURCHASE AGREEMENT
(Cost $12,100,000)			$12,100,000

TOTAL INVESTMENTS
(Cost $354,580,053)			$356,796,718

   *    Non-income producing security.

^	Joint repurchase agreement was entered into on December 31, 2002.

The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

Investment Abbreviation:
REIT	—	Real Estate Investment Trust

The accompanying notes are an integral part of these financial statements.      37

 GOLDMAN SACHS VARIABLE INSURANCE TRUST INTERNATIONAL EQUITY FUND

Shareholder Letter

Dear Shareholders:

This report provides an overview on the performance of the Goldman Sachs Variable Insurance Trust — International Equity Fund for the one-year period that ended December 31, 2002.

Market Overview

Disappointing earnings and uncertainty drove the poor equity returns of 2002, with the global economic recovery being the predominant macro-level theme. In the first three quarters of 2002, we noted investors’ increasing reluctance to distinguish quality businesses from the rest of the market. Fear, doubt, and uncertainty — the results of corporate scandals, earnings disappointments, and geopolitical risk — exerted broad downward pressure on markets. Stocks fell, regardless of fundamental strength, underpinning individual businesses. In the fourth quarter of the year, three key drivers lent stability to the global equity markets — expectation for the global economy, hope for core earnings, and the market’s return to a rational valuation level. Some positive economic news provided a basis for cautious investor optimism and countered concerns of a double-dip recession. The appearance of increased spending in the government sector and a rebuilding of inventories allayed fears surrounding economic growth prospects.

Performance Review

Over the one-year period that ended December 31, 2002, the Fund generated a cumulative total return of -18.34%. Over the same time period, the Fund’s benchmark, the MSCI EAFE Index (unhedged with dividends reinvested), generated a cumulative total return of
-15.66%.

As these returns indicate, it has been a challenging period in the financial markets, and for the Fund in particular. In this environment, defensive sectors continued to outperform at the expense of more economically sensitive cyclical sectors. The Fund’s overall returns and underperformance versus its benchmark were due largely to an overweight position in Information Technology (IT) and Health Care. Investor risk aversion to high-beta sectors hurt overall IT performance while Health Care sector underperformance was driven by drug patent litigation issues and a lower number of FDA approvals. However, we maintained an overweight position in the Consumer Discretionary sector, which enhanced results due to the resilience of specific media stocks, including VNU NV and British Sky Broadcasting Group PLC.

Investment Objective

The Fund seeks long-term capital appreciation, primarily through equity securities of companies that are organized outside the United States or whose securities are principally traded outside the United States.

GOLDMAN SACHS VARIABLE INSURANCE TRUST INTERNATIONAL EQUITY FUND

Portfolio Composition

Top 10 Portfolio Holdings as of December 31, 2002*

			% of Total
Company	Country	Business	Net Assets

Royal Bank of Scotland Group PLC	United Kingdom	Banks	4.0%
Vodafone Group PLC	United Kingdom	Wireless	3.9%
GlaxoSmithKline PLC	United Kingdom	Drugs	3.9%
Novartis AG	Switzerland	Health	3.7%
Total Fina Elf SA Class B	France	Energy Resources	3.6%
UniCredito Italiano SpA	Italy	Banks	3.3%
VNU NV	Netherlands	Media	3.1%
Takeda Chemical Industries, Ltd.	Japan	Drugs	2.6%
Tesco PLC	United Kingdom	Specialty Retail	2.5%
Nestle SA	Switzerland	Food & Beverage	2.5%

* Opinions expressed in this report represent our present opinions only. Reference to individual securities should not be construed as a commitment that such securities will be retained in the Fund. From time to time, the Fund may change the individual securities it holds, the number or types of securities held and the markets in which it invests. References to individual securities do not constitute a recommendation to the investor to buy, hold or sell such securities. In addition, references to past performance of the Fund do not indicate future returns, which are not guaranteed and will vary. Furthermore, the value of shares of the Fund may fall as well as rise.

Portfolio Outlook

As we look forward, we are uncertain about the imminent direction of the equity markets. We feel that today it is harder for companies to produce earnings growth than it has been over the last decade. As a result, dividend yields have consequently regained status and the potential repeal of the individual shareholder tax on dividends in the U.S. may make this an even more striking reality. We believe that regardless of whether earnings growth will be in the single- or double-digits, and whether markets as a whole rise or fall, the key to long-term performance is owning quality businesses with excellent management teams. Such companies tend to have enduring business models, strong competitive positioning, and management teams that are able to execute their strategies in very difficult operating environments. In our bottom-up, fundamental research-driven portfolio construction process, we continue to remain focused on precisely these types of companies.

We thank you for your investment and look forward to your continued confidence.

Goldman Sachs International Equity Portfolio Management Team
January 9, 2003

 GOLDMAN SACHS VARIABLE INSURANCE TRUST INTERNATIONAL EQUITY FUND

Performance Summary
December 31, 2002

The following graph shows the value as of December 31, 2002, of a $10,000 investment made on January 12, 1998 (commencement of operations). For comparative purposes, the performance of the Fund’s benchmark (the Morgan Stanley Capital International Europe, Australasia and Far East Index, (“MSCI EAFE (unhedged)”) is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

International Equity Fund’s Lifetime Performance

Growth of a $10,000 investment, Distributions Reinvested from January 12, 1998 to December 31, 2002.

	Since Inception	One Year

Average Annual Total Return through December 31, 2002

International Equity Fund (commenced January 12, 1998)	-2.71%	-18.34%

GOLDMAN SACHS VARIABLE INSURANCE TRUST INTERNATIONAL EQUITY FUND

Statement of Investments
December 31, 2002

Shares	Description	Value

Common Stocks – 97.0%

Australia – 0.4%
32,181	Insurance Australia Group Ltd. (Insurance)	$49,621

Denmark – 0.2%
1,025	Group 4 Falck A/S (Business Services)	21,631

Finland – 2.4%
20,151	Nokia Oyj (Technology Hardware & Equipment)	320,155

France – 6.9%
7,280	BNP Paribas SA (Banks)	296,449
1,876	Lafarge SA (Materials)	141,256
3,335	Total Fina Elf SA Class B (Energy Resources)	475,998

		913,703

Germany – 1.9%
2,176	Bayerische Motoren Werke (BMW) AG (Auto)	65,995
2,342	SAP AG (Computer Software)	185,481

		251,476

Hong Kong – 0.5%
6,800	Hang Seng Bank Ltd. (Banks)	72,373

Ireland – 3.1%
15,848	Allied Irish Banks PLC (Banks)	215,206
19,075	Bank of Ireland (Banks)	195,242

		410,448

Italy – 4.8%
9,534	ENI SpA (Energy Resources)	151,474
6,315	Telecom Italia SpA (Telecommunications)	47,881
108,500	UniCredito Italiano SpA (Banks)	433,517

		632,872

Japan – 19.0%
4,700	C&S Co., Ltd. (Food & Drug Retailing)	61,105
14,100	Chugai Pharmaceutical Co. Ltd. (Health)	134,161
32	Dentsu, Inc. (Media)	97,541
9,000	Fuji Photo Film Co. Ltd. (Consumer Durables & Apparel)	293,281
7,000	Honda Motor Co. Ltd. (Auto)	258,757
6,100	Isetan Co. Ltd. (Retail-Major Department Store)	41,810
12,000	Kao Corp. (Consumer Products)	263,220
35,000	Mitsui O.S.K. Lines Ltd. (Transportation-Shipping)	72,499
1,000	NGK INSULATORS, LTD. (Capital Goods)	5,457
6,000	Nomura Holdings, Inc. (Financial Services)	67,397
1,700	ORIX Corp. (Consumer Finance)	109,507
17,000	RICOH CO., LTD (Computer Hardware)	278,705
900	ROHM CO., LTD. (Semiconductors)	114,508
8,000	Shin-Etsu Chemical Co. Ltd. (Materials)	262,041
2,500	SKYLARK CO., LTD (Restaurants)	33,134
1,000	Sumitomo Corp. (Capital Goods)	4,294
2	Sumitomo Mitsui Financial Group, Inc. (Banks)	6,248
8,200	Takeda Chemical Industries Ltd. (Drugs)	342,472
6,200	Toppan Forms Co. Ltd. (Commercial Services & Supplies)	69,643

		2,515,780

Mexico – 2.3%
168,902	Grupo Financiero BBVA Bancomer SA de CV Class B*	128,216
	(Financial Services)
1,800	Grupo Televisa SA ADR* (Media)	50,274
4,000	Telefonos de Mexico SA de CV ADR (Telecommunications)	127,920

		306,410

Netherlands – 7.9%
16,242	European Aeronautic Defence & Space Co. (Capital Goods)	167,775
2,606	Gucci Group (Apparel)	238,993
9,838	ING Groep NV (Financial Services)	166,518
809	Royal Dutch Petroleum Co. (Energy Resources)	35,590
3,790	Vedior NV (Business Services)	21,622
15,786	VNU NV (Media)	411,386

		1,041,884

Singapore – 2.4%
1,185	Haw Par Corp. Ltd. (Multi-Industrial)	2,227
58,000	Keppel Corp. Ltd. (Financial Services)	123,714
29,000	United Overseas Bank Ltd. (Banks)	197,273

		323,214

South Korea – 1.9%
6,860	Hana Bank GDR (Banks)	94,325
5,100	Hyundai Motor Co. Ltd. GDR (Auto)	61,200
700	Samsung Electronics Co. Ltd. GDR† (Electronic Components & Instruments)	93,450

		248,975

The accompanying notes are an integral part of these financial statements.      41

 GOLDMAN SACHS VARIABLE INSURANCE TRUST INTERNATIONAL EQUITY FUND

Statement of Investments (continued)
December 31, 2002

Shares	Description	Value

Common Stocks – (continued)

Spain – 2.2%
5,480	Industria de Diseno Textil SA (Retailing)	$129,362
17,512	Telefonica de Espana SA* (Telecommunications)	156,652

		286,014

Sweden – 2.1%
4,105	Eniro AB (Media)	25,969
21,302	Securitas AB Series B (Business Services)	254,820

		280,789

Switzerland – 9.8%
4,308	Adecco SA (Business Services)	168,819
4,795	Converium Holding AG* (Insurance)	232,279
1,541	Nestle SA (Food & Beverage)	326,450
13,468	Novartis AG (Health)	491,259
1,295	Syngenta AG (Materials)	74,951

		1,293,758

United Kingdom – 29.2%
15,174	Amey PLC (Business Services)	6,350
4,128	AstraZeneca PLC (Pharmaceuticals)	147,497
22,741	BAA PLC (Airport Services)	184,472
16,334	Barclays PLC (Banks)	101,215
9,712	BP PLC (Energy Resources)	66,746
24,884	British Sky Broadcasting Group PLC* (Media)	255,925
22,078	Capita Group PLC (Business Services)	87,948
27,922	Diageo PLC (Food & Beverage)	303,348
23,933	Exel PLC (Transportation)	265,019
26,979	GlaxoSmithKline PLC (Drugs)	517,598
89,936	International Power PLC* (Electrical Utilities)	138,600
86,532	Legal & General Group PLC (Insurance)	133,702
7,496	Reckitt Benckiser PLC (Household & Personal Products)	145,381
21,907	Royal Bank of Scotland Group PLC (Banks)	524,659
107,402	Tesco PLC (Specialty Retail)	335,355
285,406	Vodafone Group PLC (Wireless)	520,226
15,660	WPP Group PLC (Advertising)	119,597

		3,853,638

TOTAL COMMON STOCKS
(Cost $15,147,145)		$12,822,741

TOTAL INVESTMENTS BEFORE SECURITIES
LENDING COLLATERAL
(Cost $15,147,145)		$12,822,741

Securities Lending Collateral – 1.2%

153,180	Boston Global Investment Trust – Enhanced Portfolio	$153,180

TOTAL SECURITIES LENDING COLLATERAL
(Cost $153,180)		$153,180

TOTAL INVESTMENTS
(Cost $15,300,325)		$12,975,921

*	Non-income producing security.

†	Securities are exempt from registration under Rule 144A of the Securities Act of 1933. Such securities may be resold, normally to qualified institutional buyers in transactions exempt from registration. Total market value of Rule 144A securities amounted to $93,450, which represents 0.71% of net assets as of December 31, 2002.

The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

Investment Abbreviation:
ADR	—	American Depositary Receipt
GDR	—	Global Depository Receipt

42     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS VARIABLE INSURANCE TRUST INTERNATIONAL EQUITY FUND

As a % of
Total
Net Assets
Common Stock Industry Classifications†

Advertising	0.9%
Airport Services	1.4
Apparel	1.8
Auto	2.9
Banks	16.2
Business Services	4.3
Capital Goods	1.3
Commercial Services & Supplies	0.5
Computer Hardware	2.1
Computer Software	1.4
Consumer Durables & Apparel	2.2
Consumer Finance	0.8
Consumer Products	2.0
Drugs	6.5
Electrical Utilities	1.1
Electronic Components & Instruments	0.7
Energy Resources	5.5
Financial Services	3.7
Food & Beverage	4.8
Food & Drug Retailing	0.5
Health	4.7
Household & Personal Products	1.1
Insurance	3.1
Materials	3.6
Media	6.4
Pharmaceuticals	1.1
Restaurants	0.3
Retail-Major Department Store	0.3
Retailing	1.0
Semiconductors	0.9
Specialty Retail	2.5
Technology Hardware & Equipment	2.4
Telecommunications	2.5
Transportation	2.0
Transportation-Shipping	0.6
Wireless	3.9

TOTAL COMMON STOCKS	97.0%

†	Industry concentrations greater than one tenth of one percent are disclosed.

The accompanying notes are an integral part of these financial statements.      43

 GOLDMAN SACHS VARIABLE INSURANCE TRUST

Statements of Assets and Liabilities
December 31, 2002

	Growth and	CORE U.S.
	Income Fund	Equity Fund

Assets:

Investment in securities, at value (identified cost $37,805,804, $157,228,749, $49,479,691, $23,319,655, $354,580,053 and $15,147,145, respectively)	$36,959,272	$142,661,608
Securities lending collateral, at value	480,000	—
Cash, at value(a)	68,330	893,065
Receivables:
Investment securities sold	—	—
Dividends and interest, at value	57,145	174,007
Fund shares sold	38,333	267,951
Forward foreign currency exchange contracts	—	—
Variation margin(b)	—	1,855
Reimbursement from adviser	10,697	—
Securities lending income	84	17
Deferred organization expenses, net	—	—

Total assets	37,613,861	143,998,503

Liabilities:

Payables:
Investment securities purchased	74,327	—
Fund shares repurchased	69,956	408,003
Amounts owed to affiliates	25,008	91,713
Payable upon return of securities loaned	480,000	—
Forward foreign currency exchange contracts	—	—
Accrued expenses and other liabilities	53,877	59,704

Total liabilities	703,168	559,420

Net Assets:

Paid-in capital	47,657,936	211,090,770
Accumulated undistributed (distributions in excess of) net investment income	—	—
Accumulated net realized loss on investment, futures and foreign currency related transactions	(9,900,711)	(53,073,063)
Net unrealized gain (loss) on investments, futures and translation of assets and liabilities denominated in foreign currencies	(846,532)	(14,578,624)

NET ASSETS	$36,910,693	$143,439,083

Total shares of beneficial interest outstanding, no par value (unlimited shares authorized)	4,536,470	16,902,291
Net asset value, offering and redemption price per share	$8.14	$8.49

(a)	Includes restricted cash of $850,000 and $310,000 for CORE U.S. Equity Fund and CORE Small Cap Equity Fund, respectively, relating to initial margin requirements on futures transactions.

(b)	Includes restricted cash of $280,000 on deposit with the broker as collateral for futures transactions on the International Equity Fund.

44     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

CORE Small Cap	Capital	Mid Cap	International
Equity Fund	Growth Fund	Value Fund	Equity Fund

$46,630,597	$18,352,492	$356,796,718	$12,822,741
1,052,400	—	—	153,180
427,434	43,133	72,806	78,722
—	701,019	1,545,522	22,322
66,720	23,428	546,352	33,986
40,151	30,042	629,899	44,657
—	—	—	301,519
100	—	—	288,141
19,808	11,551	—	12,163
1,381	21	295	189
—	—	195	1,335

48,238,591	19,161,686	359,591,787	13,758,955

40,061	1,056,207	972,328	33,056
47,598	3,509	741,625	6,773
32,018	12,220	257,440	11,648
1,052,400	—	—	153,180
—	—	—	273,220
61,712	37,755	83,273	67,108

1,233,789	1,109,691	2,054,666	544,985

53,931,455	25,937,569	368,075,027	24,452,803
2,950	—	63,062	(4,085)
(4,077,604)	(2,918,411)	(12,817,633)	(8,933,107)
(2,851,999)	(4,967,163)	2,216,665	(2,301,641)

$47,004,802	$18,051,995	$357,537,121	$13,213,970

5,113,555	2,324,281	33,712,276	1,822,922
$9.19	$7.77	$10.61	$7.25

The accompanying notes are an integral part of these financial statements.      45

 GOLDMAN SACHS VARIABLE INSURANCE TRUST

Statements of Operations
For the Year Ended December 31, 2002

	Growth and	CORE U.S.
	Income Fund	Equity Fund

Investment income:

Dividends(a)	$959,287	$2,205,608
Interest (including securities lending income of $197, $659, $11,970, $31, $8,644 and $10,181, respectively)	26,547	20,782

Total income	985,834	2,226,390

Expenses:

Management fees	288,101	1,075,955
Custodian fees	68,768	85,497
Professional fees	35,747	35,747
Printing fees	27,403	19,308
Transfer agent fees	22,519	36,714
Trustee fees	10,286	10,286
Deferred organization expenses	3,186	3,432
Other	31,943	47,434

Total expenses	487,953	1,314,373

Less — expense reductions	(83,818)	(10,178)

Net expenses	404,135	1,304,195

NET INVESTMENT INCOME	581,699	922,195

Realized and unrealized gain (loss) on investment, futures and foreign currency transactions:

Net realized gain (loss) from:
Investment transactions	(4,544,880)	(28,141,255)
Futures transactions	—	(526,482)
Foreign currency related transactions	—	—
Net change in unrealized gain (loss) on:
Investments	(960,402)	(11,598,754)
Futures	—	(19,119)
Translation of assets and liabilities denominated in foreign currencies	—	—

Net realized and unrealized loss on investment, futures and foreign currency transactions	(5,505,282)	(40,285,610)

NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(4,923,583)	$(39,363,415)

(a)	For the Growth and Income, CORE U.S. Equity, CORE Small Cap Equity, Capital Growth, Mid Cap Value, and International Equity Funds, foreign taxes withheld on dividends were $2,569, $7,545, $296, $702, $10,252 and $32,007, respectively.

46     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

CORE Small Cap	Capital	Mid Cap	International
Equity Fund	Growth Fund	Value Fund	Equity Fund

$664,766	$208,363	$6,705,549	$255,595
15,377	9,653	245,409	23,143

680,143	218,016	6,950,958	278,738

394,097	129,442	2,636,097	156,515
155,553	61,988	107,503	173,196
35,747	35,247	34,747	37,047
19,308	19,308	101,318	24,603
23,945	20,012	64,248	19,491
10,286	10,286	10,286	10,286
3,432	4,089	4,143	4,143
34,380	24,511	45,461	37,500

676,748	304,883	3,003,803	462,781

(129,886)	(114,823)	(11,190)	(234,535)

546,862	190,060	2,992,613	228,246

133,281	27,956	3,958,345	50,492

(2,097,040)	(1,725,376)	(12,108,793)	(2,483,670)
(68,210)	—	—	(64,209)
—	—	—	123,650
(6,658,376)	(3,211,807)	(15,466,767)	(810,369)
(4,600)	—	—	(48,915)
—	—	—	18,140

(8,828,226)	(4,937,183)	(27,575,560)	(3,265,373)

$(8,694,945)	$(4,909,227)	$(23,617,215)	$(3,214,881)

The accompanying notes are an integral part of these financial statements.      47

 GOLDMAN SACHS VARIABLE INSURANCE TRUST

Statements of Changes in Net Assets
For the Year Ended December 31, 2002

	Growth and	CORE U.S.
	Income Fund	Equity Fund

From operations:

Net investment income	$581,699	$922,195
Net realized loss on investment, futures and foreign currency related transactions	(4,544,880)	(28,667,737)
Net change in unrealized gain (loss) on investments, futures and translation of assets and liabilities denominated in foreign currencies	(960,402)	(11,617,873)

Net decrease in net assets resulting from operations	(4,923,583)	(39,363,415)

Distributions to shareholders:

From net investment income	(594,255)	(927,555)
From net realized gain on investment, futures and foreign currency related transactions	—	—

Total distributions to shareholders	(594,255)	(927,555)

From share transactions:

Proceeds from sales of shares	14,862,099	37,886,405
Reinvestment of dividends and distributions	594,255	927,555
Cost of shares repurchased	(13,620,580)	(18,988,344)

Net increase (decrease) in net assets resulting from share transactions	1,835,774	19,825,616

TOTAL INCREASE (DECREASE)	(3,682,064)	(20,465,354)

Net assets:

Beginning of year	40,592,757	163,904,437

End of year	$36,910,693	$143,439,083

Accumulated undistributed (distributions in excess of) net investment income	$—	$—

Summary of share transactions:

Shares sold	1,719,473	3,923,158
Shares issued on reinvestment of dividends and distributions	72,647	108,233
Shares repurchased	(1,605,512)	(2,117,889)

TOTAL INCREASE (DECREASE)	186,608	1,913,502

48     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

CORE Small Cap	Capital	Mid Cap	International
Equity Fund	Growth Fund	Value Fund	Equity Fund

$133,281	$27,956	$3,958,345	$50,492
(2,165,250)	(1,725,376)	(12,108,793)	(2,424,229)
(6,662,976)	(3,211,807)	(15,466,767)	(841,144)

(8,694,945)	(4,909,227)	(23,617,215)	(3,214,881)

(141,224)	(37,758)	(3,899,154)	(161,774)
—	—	(1,137,534)	—

(141,224)	(37,758)	(5,036,688)	(161,774)

9,833,705	10,640,320	203,015,816	2,820,438
141,224	37,758	5,036,688	161,774
(8,498,535)	(3,944,659)	(65,381,986)	(4,164,843)

1,476,394	6,733,419	142,670,518	(1,182,631)

(7,359,775)	1,786,434	114,016,615	(4,559,286)

54,364,577	16,265,561	243,520,506	17,773,256

$47,004,802	$18,051,995	$357,537,121	$13,213,970

$2,950	$—	$63,062	$(4,085)

931,766	1,198,946	17,617,800	337,661
15,351	4,791	475,159	22,817
(849,107)	(461,265)	(5,954,752)	(513,576)

98,010	742,472	12,138,207	(153,098)

The accompanying notes are an integral part of these financial statements.      49

 GOLDMAN SACHS VARIABLE INSURANCE TRUST

Statements of Changes in Net Assets
For the Year Ended December 31, 2001

	Growth and	CORE U.S.
	Income Fund	Equity Fund

From operations:

Net investment income	$190,293	$724,755
Net realized gain (loss) on investment, futures and foreign currency related transactions	(4,069,491)	(21,543,051)
Net change in unrealized gain (loss) on investments, futures and translation of assets and liabilities denominated in foreign currencies	38,097	1,697,455

Net increase (decrease) in net assets resulting from operations	(3,841,101)	(19,120,841)

Distributions to shareholders:

From net investment income	(192,388)	(737,656)
From net realized gain on investment, futures and foreign currency related transactions	—	—
From tax return of capital	—	—

Total distributions to shareholders	(192,388)	(737,656)

From share transactions:

Proceeds from sales of shares	13,288,998	55,342,887
Reinvestment of dividends and distributions	192,388	737,656
Cost of shares repurchased	(5,971,356)	(11,620,753)

Net increase (decrease) in net assets resulting from share transactions	7,510,030	44,459,790

TOTAL INCREASE (DECREASE)	3,476,541	24,601,293

Net assets:

Beginning of year	37,116,216	139,303,144

End of year	$40,592,757	$163,904,437

Accumulated undistributed (distributions in excess of) net investment income	$1,811	$—

Summary of share transactions:

Shares sold	1,391,584	4,820,468
Shares issued on reinvestment of dividends and distributions	20,665	67,487
Shares repurchased	(650,969)	(1,062,345)

TOTAL INCREASE (DECREASE)	761,280	3,825,610

50     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

CORE Small Cap	Capital	Mid Cap	International
Equity Fund	Growth Fund	Value Fund	Equity Fund

$117,087	$22,343	$2,119,489	$111,277
(1,171,422)	(1,116,432)	7,597,234	(5,906,031)
3,044,583	(1,402,370)	9,147,130	(411,101)

1,990,248	(2,496,459)	18,863,853	(6,205,855)

(76,934)	(26,444)	(2,112,836)	(175,062)
—	(53,974)	(10,913,278)	(60,696)
(74,291)	—	—	(82,175)

(151,225)	(80,418)	(13,026,114)	(317,933)

18,234,164	9,588,008	161,692,684	7,631,321
151,225	80,418	13,026,114	317,933
(6,421,071)	(7,600,880)	(38,692,901)	(12,913,245)

11,964,318	2,067,546	136,025,897	(4,963,991)

13,803,341	(509,331)	141,863,636	(11,487,779)

40,561,236	16,774,892	101,656,870	29,261,035

$54,364,577	$16,265,561	$243,520,506	$17,773,256

$5,302	$—	$—	$(21,181)

1,763,231	888,325	14,502,257	755,369
14,160	7,787	1,175,647	35,965
(663,729)	(702,136)	(3,633,018)	(1,299,233)

1,113,662	193,976	12,044,886	(507,899)

The accompanying notes are an integral part of these financial statements.      51

 GOLDMAN SACHS VARIABLE INSURANCE TRUST

Financial Highlights
Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from
		investment operations				Distributions to shareholders

				Net
	Net asset			realized			In excess	From	From
	value,	Net		and	Total from	From net	of net	tax	net
	beginning	investment		unrealized	investment	investment	investment	return of	realized	Total
	of period	income		gain (loss)	operations	income	income	capital	gain	distributions

Growth and Income Fund
For the year ended December 31, 2002	$9.33	$0.13	(c)	$(1.19)	$(1.06)	$(0.13)	$—	$—	$—	$(0.13)
For the year ended December 31, 2001	10.34	0.05	(c)	(1.02)	(0.97)	(0.04)	—	—	—	(0.04)
For the year ended December 31, 2000	10.89	0.04	(c)	(0.55)	(0.51)	(0.04)	—	—	—	(0.04)
For the year ended December 31, 1999	10.45	0.12		0.44	0.56	(0.12)	—	—	—	(0.12)
For the period ended December 31, 1998 (commenced January 12)	10.00	0.09		0.45	0.54	(0.09)	—	—	—	(0.09)

CORE U.S. Equity Fund
For the year ended December 31, 2002	$10.94	$0.06	(c)	$(2.45)	$(2.39)	$(0.06)	$—	$—	$—	$(0.06)
For the year ended December 31, 2001	12.48	0.05	(c)	(1.54)	(1.49)	(0.05)	—	—	—	(0.05)
For the year ended December 31, 2000	13.98	0.11	(c)	(1.46)	(1.35)	(0.08)	—	—	(0.07)	(0.15)
For the year ended December 31, 1999	11.42	0.05		2.72	2.77	(0.05)	—	—	(0.16)	(0.21)
For the period ended December 31, 1998 (commenced February 13)	10.00	0.05		1.42	1.47	(0.05)	—	—	—	(0.05)

CORE Small Cap Equity Fund
For the year ended December 31, 2002	$10.84	$0.03	(c)	$(1.65)	$(1.62)	$(0.03)	$—	$—	$—	$(0.03)
For the year ended December 31, 2001	10.40	0.03	(c)	0.44	0.47	(0.02)	—	(0.01)	—	(0.03)
For the year ended December 31, 2000	10.60	0.06	(c)	0.09	0.15	(0.04)	—	—	(0.31)	(0.35)
For the year ended December 31, 1999	9.04	0.02		1.56	1.58	(0.02)	—	—	—	(0.02)
For the period ended December 31, 1998 (commenced February 13)	10.00	0.02		(0.95)	(0.93)	(0.02)	(0.01)	—	—	(0.03)

Capital Growth Fund
For the year ended December 31, 2002	$10.28	$0.01	(c)	$(2.50)	$(2.49)	$(0.02)	$—	$—	$—	$(0.02)
For the year ended December 31, 2001	12.09	0.02	(c)	(1.78)	(1.76)	(0.02)	—	—	(0.03)	(0.05)
For the year ended December 31, 2000	14.01	0.01	(c)	(1.16)	(1.15)	(0.01)	—	—	(0.76)	(0.77)
For the year ended December 31, 1999	11.31	0.01		3.04	3.05	(0.01)	—	—	(0.34)	(0.35)
For the period ended December 31, 1998 (commenced April 30)	10.00	0.03		1.31	1.34	(0.03)	—	—	—	(0.03)

Mid Cap Value Fund
For the year ended December 31, 2002	$11.29	$0.14	(c)	$(0.67)	$(0.53)	$(0.12)	$—	$—	$(0.03)	$(0.15)
For the year ended December 31, 2001	10.67	0.14	(c)	1.14	1.28	(0.11)	—	—	(0.55)	(0.66)
For the year ended December 31, 2000	8.42	0.15	(c)	2.45	2.60	(0.08)	—	—	(0.27)	(0.35)
For the year ended December 31, 1999	8.57	0.07		(0.15)	(0.08)	(0.07)	—	—	—	(0.07)
For the period ended December 31, 1998 (commenced May 1)	10.00	0.07		(1.43)	(1.36)	(0.07)	—	—	—	(0.07)

International Equity Fund
For the year ended December 31, 2002	$8.99	$0.03	(c)	$(1.68)	$(1.65)	$(0.09)	$—	$—	$—	$(0.09)
For the year ended December 31, 2001	11.78	0.05	(c)	(2.68)	(2.63)	(0.09)	—	(0.04)	(0.03)	(0.16)
For the year ended December 31, 2000	14.47	0.05	(c)	(1.99)	(1.94)	—	—	—	(0.75)	(0.75)
For the year ended December 31, 1999	11.91	0.07		3.66	3.73	(0.07)	(0.13)	—	(0.97)	(1.17)
For the period ended December 31, 1998 (commenced January 12)	10.00	0.02		1.98	2.00	—	—	—	(0.09)	(0.09)

(a)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all distributions and a complete redemption of the investment at the net asset value at the end of period. Total returns for periods less than one full year are not annualized. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

(b)	Annualized.

(c)	Calculated based on the average shares outstanding methodology.

52     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

							Ratios assuming no
							expense reductions

					Ratio of				Ratio of
		Net	Ratio of		net				net
Net asset		assets	net		investment		Ratio of		investment
value,		at end	expenses		income		expenses		income (loss)		Portfolio
end of	Total	of period	to average		to average		to average		to average		turnover
period	return(a)	(in 000s)	net assets		net assets		net assets		net assets		rate

$8.14	(11.34)%	$36,911	1.05%		1.51%		1.27%		1.29%		98%
9.33	(9.34)	40,593	1.00		0.49		1.17		0.32		48
10.34	(4.69)	37,116	0.99		0.40		1.22		0.17		68
10.89	5.41	25,989	0.90		1.44		1.65		0.69		121
10.45	5.47	13,814	0.90	(b)	1.85	(b)	2.69	(b)	0.06	(b)	88

$8.49	(21.89)%	$143,439	0.85%		0.60%		0.86%		0.59%		84%
10.94	(11.94)	163,904	0.81		0.48		0.82		0.47		72
12.48	(9.62)	139,303	0.85		0.87		0.87		0.85		32
13.98	24.30	52,058	0.80		0.70		1.52		(0.02)		70
11.42	14.73	9,809	0.80	(b)	0.70	(b)	2.83	(b)	(1.33	)(b)	75

$9.19	(14.97)%	$47,005	1.04%		0.25%		1.29%		0.00%		128%
10.84	4.53	54,365	1.00		0.32		1.22		0.10		105
10.40	1.75	40,561	0.99		0.59		1.55		0.03		91
10.60	17.54	13,488	0.90		0.35		4.22		(2.97)		101
9.04	(9.30)	4,841	0.90	(b)	0.30	(b)	3.92	(b)	(2.72	)(b)	74

$7.77	(24.33)%	$18,052	1.10%		0.16%		1.77%		(0.51)%		24%
10.28	(14.46)	16,266	1.00		0.15		1.69		(0.54)		39
12.09	(7.98)	16,775	0.99		0.13		1.84		(0.72)		37
14.01	27.13	10,450	0.90		0.04		3.13		(2.19)		34
11.31	13.40	4,463	0.90	(b)	0.42	(b)	4.92	(b)	(3.60	)(b)	20

$10.61	(4.69)%	$357,537	0.91%		1.20%		0.91%		1.20%		95%
11.29	12.05	243,521	0.93		1.27		0.94		1.26		82
10.67	31.07	101,657	1.04		1.60		1.22		1.42		101
8.42	(0.95)	21,882	0.95		1.30		2.19		0.06		103
8.57	(13.56)	5,604	0.95	(b)	1.74	(b)	4.79	(b)	(2.10	)(b)	38

$7.25	(18.34)%	$13,214	1.46%		0.32%		2.96%		(1.18)%		86%
8.99	(22.26)	17,773	1.35		0.47		2.05		(0.23)		76
11.78	(13.19)	29,261	1.34		0.37		1.99		(0.28)		70
14.47	31.85	20,159	1.25		0.41		2.57		(0.91)		87
11.91	20.07	11,206	1.25	(b)	0.23	(b)	2.97	(b)	(1.49	)(b)	76

The accompanying notes are an integral part of these financial statements.      53

 GOLDMAN SACHS VARIABLE INSURANCE TRUST

Notes to Financial Statements
December 31, 2002

1. ORGANIZATION

Goldman Sachs Variable Insurance Trust (the “Trust”) is a Delaware business trust registered under the Investment Company Act of 1940, as amended (“the Act”) as an open-end, management investment company. The Trust includes Goldman Sachs Growth and Income Fund (“Growth and Income”), Goldman Sachs CORE U.S. Equity Fund (“CORE U.S. Equity”), Goldman Sachs CORE Small Cap Equity Fund (“CORE Small Cap Equity”), Goldman Sachs Capital Growth Fund (“Capital Growth”), Goldman Sachs Mid Cap Value Fund (“Mid Cap Value”) and Goldman Sachs International Equity Fund (“International Equity”), collectively, “the Funds” or individually a “Fund”. Each Fund is diversified under the Act. On May 1, 2002, the Goldman Sachs CORE Large Cap Growth Fund, Goldman Sachs Global Income Fund and Goldman Sachs Internet Tollkeeper Fund, separate portfolios of the Trust, were terminated.
     Shares of the Trust may be purchased and held by separate accounts of participating life insurance companies for the purpose of funding variable annuity contracts and variable life insurance policies. Shares of the Trust are not offered directly to the general public.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that may affect the reported amounts. Actual results could differ from those estimates.

A. Investment Valuation — Investments in securities traded on a U.S. or foreign securities exchange or the nasdaq system are valued daily at their last sale price on the principal exchange on which they are traded. If no sale occurs, securities are valued at the last bid price. Debt securities are valued at prices supplied by independent pricing services, broker/dealer-supplied valuations or matrix pricing systems. Unlisted equity and debt securities for which market quotations are available are valued at the last sale price on valuation date, or if no sale occurs, at the last bid price. Short-term debt obligations maturing in sixty days or less are valued at amortized cost, which approximates market value. Securities for which quotations are not readily available are valued at fair value using methods approved by the Board of Trustees. In addition, the impact of events that occur after the publication of market quotations used by a Fund to price its securities but before the close of regular trading on the New York Stock Exchange will not be reflected in the Fund’s next determined NAV unless the Trust, in its discretion, determines to make an adjustment in light of the nature and significance of the event, consistent with applicable regulatory guidance.

B. Securities Transactions and Investment Income — Securities transactions are recorded as of the trade date. Realized gains and losses on sales of portfolio securities are calculated using the identified-cost basis. Dividend income is recorded on the ex-dividend date, net of foreign withholding taxes including reclaims, where applicable. Certain dividends from foreign securities may be recorded subsequent to the ex-dividend date as soon as the Fund is informed of such dividends. Interest income is determined on the basis of interest accrued, premium amortized and discount accreted. In addition, it is the Funds’ policy to accrue for estimated capital gains taxes on foreign securities held by the Funds, which are subject to such taxes.

C. Federal Taxes — It is each Fund’s policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute each year substantially all of its investment company taxable income to its shareholders. Accordingly, no federal tax provisions are required. Income distributions and capital gains distributions, if any, are declared and paid annually.

     The characterization of distributions to shareholders for financial reporting purposes is determined in accordance with income tax rules. Therefore, the source of a portfolio’s distributions may be shown in the accompanying financial statements as either from net investment income or net realized gain on investment transactions, or from paid-in-capital, depending on the type of book/tax differences that may exist.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

2. SIGNIFICANT ACCOUNTING POLICIES — continued

D. Deferred Organization Expenses — Organization-related costs are being amortized on a straight-line basis over a period of five years. At December 31, 2002, deferred organization costs have been fully amortized for the Growth and Income, CORE U.S. Equity, CORE Small Cap Equity and Capital Growth Funds.

E. Expenses — Expenses incurred by the Trust that do not specifically relate to an individual Fund of the Trust are generally allocated to the Funds on a straight-line or pro rata basis depending upon the nature of the expense.

F. Foreign Currency Translations — The books and records of each Fund are maintained in U.S. dollars. Amounts denominated in foreign currencies are translated into U.S. dollars on the following basis: (i) investment valuations, foreign currency and other assets and liabilities initially expressed in foreign currencies are converted each business day into U.S. dollars based upon current exchange rates; and (ii) purchases and sales of foreign investments, income and expenses are converted into U.S. dollars based upon currency exchange rates prevailing on the respective dates of such transactions.

     Net realized and unrealized gain (loss) on foreign currency transactions will represent: (i) foreign exchange gains and losses from the sale and holdings of foreign currencies; (ii) gains and losses between trade date and settlement date on investment securities transactions and forward exchange contracts; and (iii) gains and losses from the difference between amounts of interest, dividends and foreign withholding taxes recorded and the amounts actually received. The effect of changes in foreign currency exchange rates on securities and derivative instruments are not segregated in the Statement of Operations from the effects of changes in market prices of those securities and derivative instruments, but are included with the net realized and unrealized gain or loss on securities and derivative instruments. Net unrealized foreign exchange gains and losses arising from changes in the value of other assets and liabilities as a result of changes in foreign exchange rates are included as increases and decreases in unrealized appreciation/depreciation on foreign currency related transactions.

G. Segregation Transactions — As set forth in the prospectus, certain Funds may enter into derivative transactions to seek to increase total return. Forward foreign currency exchange contracts, futures contracts, written options, when-issued securities and forward commitments are examples of such transactions. As a result of entering into those transactions, the Funds are required to segregate liquid assets on the accounting records equal to or greater than the market value of the corresponding transactions.

H. Repurchase Agreements — Repurchase agreements involve the purchase of securities subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price. During the term of a repurchase agreement, the value of the underlying securities, including accrued interest, is required to equal or exceed the value of the repurchase agreement, including accrued interest. The underlying securities for all repurchase agreements are held in safekeeping at the Funds’ custodian or designated subcustodians.

 GOLDMAN SACHS VARIABLE INSURANCE TRUST

Notes to Financial Statements (continued)
December 31, 2002

3. AGREEMENTS

Pursuant to the Investment Management Agreement (the “Agreement”), Goldman Sachs Asset Management (“GSAM”), a business unit of the Investment Management Division of Goldman, Sachs & Co. (“Goldman Sachs”), serves as the investment adviser for Growth and Income, CORE U.S. Equity, CORE Small Cap Equity, Capital Growth and Mid Cap Value Funds. Goldman Sachs Asset Management International (“GSAMI”), an affiliate of Goldman Sachs, serves as the investment adviser for the International Equity Fund. Under the Agreement, the advisers, subject to the general supervision of the Trust’s Board of Trustees, manage the Funds’ portfolios (GSAM and GSAMI are each referred to herein as the “investment adviser”). As compensation for the services rendered pursuant to the Agreement, the assumption of the expenses related thereto and administering the Funds’ business affairs, including providing facilities, the investment adviser is entitled to a fee, computed daily and payable monthly at an annual rate of the average daily net assets as follows:

Fund	Fee

Growth and Income	0.75%

CORE U.S. Equity	0.70

CORE Small Cap Equity	0.75

Capital Growth	0.75

Mid Cap Value	0.80

International Equity	1.00

     The investment advisers have voluntarily agreed to limit certain “Other Expenses” of the Funds (excluding management fees, taxes, interest, brokerage fees, litigation and indemnification, shareholder meeting, other extraordinary expenses and transfer agent fees after August 31, 2002) to the extent that such expenses exceed ..25%, .20%, .25%, .25%, .25% and .35% of the average daily net assets of Growth and Income, CORE U.S. Equity, CORE Small Cap Equity, Capital Growth, Mid Cap Value and International Equity, respectively.

     Goldman Sachs also serves as the transfer agent of the Funds and has voluntarily waived a portion of its transfer agent fees. Goldman Sachs may discontinue or modify this waiver in the future at its discretion. Effective September 1, 2002, the fees charged for such transfer agency services are calculated daily and payable monthly at an annual rate of 0.04% of the average daily net assets of each Fund. Goldman Sachs serves as the distributor of each Fund’s shares at no cost to the Funds.
     For the year ended December 31, 2002, the investment adviser reimbursed and waived certain expenses and the Funds have entered into expense offset arrangements with the custodian resulting in a reduction in expenses as follows (amounts in thousands):

	Investment Adviser	Custody Fee	Transfer Agent
Fund	Reimbursement	Reduction	Fee Waiver	Total

Growth and Income	$73	$1	$10	$84

CORE U.S. Equity	—	1	9	10

CORE Small Cap Equity	119	1	10	130

Capital Growth	104	1	10	115

Mid Cap Value	—	1	10	11

International Equity	225	—	10	235

GOLDMAN SACHS VARIABLE INSURANCE TRUST

3. AGREEMENTS — continued

     At December 31, 2002, the amounts owed to affiliates were as follows (in thousands):

	Management	Transfer Agent
Fund	Fees	Fees	Total

Growth and Income	$24	$1	$25

CORE U.S. Equity	87	5	92

CORE Small Cap Equity	30	2	32

Capital Growth	11	1	12

Mid Cap Value	245	12	257

International Equity	11	1	12

4. PORTFOLIO SECURITY TRANSACTIONS

Cost of purchases and proceeds of sales and maturities of long-term securities for the year ended December 31, 2002, were as follows:

		Sales and
Fund	Purchases	Maturities

Growth and Income	$39,207,553	$36,455,421

CORE U.S. Equity	148,525,627	128,110,993

CORE Small Cap Equity	69,487,209	67,212,964

Capital Growth	10,584,151	4,016,324

Mid Cap Value	438,706,914	299,620,400

International Equity	12,857,671	13,136,886

Forward Foreign Currency Exchange Contracts — Growth and Income, Capital Growth, Mid Cap Value and International Equity may enter into forward foreign currency exchange contracts for the purchase or sale of a specific foreign currency at a fixed price on a future date as a hedge or cross-hedge against either specific transactions or portfolio positions. International Equity may also purchase and sell forward contracts to seek to increase total return. All commitments are “marked-to-market” daily at the applicable translation rates. The Funds record realized gains or losses at the time the forward contract is offset by entry into a closing transaction or extinguished by delivery of the currency. Risks may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar.

 GOLDMAN SACHS VARIABLE INSURANCE TRUST

Notes to Financial Statements (continued)
December 31, 2002

4. PORTFOLIO SECURITY TRANSACTIONS — continued

     At December 31, 2002, the International Equity Fund had outstanding forward foreign currency exchange contracts as follows:

		Value on
Open Foreign Currency	Expiration	Settlement	Current	Unrealized	Unrealized
Purchase Contracts	Date	Date	Value	Gain	Loss

Australian Dollar	01/16/2003	$589,181	$594,571	$5,390	$—
	01/17/2003	585,334	599,660	14,326	—
	01/17/2003	85,000	84,881	—	119
Canadian Dollar	01/17/2003	335,000	332,931	—	2,069
	01/17/2003	85,000	85,344	344	—
Danish Krone	01/24/2003	96,861	104,463	7,602	—
Euro Currency	01/17/2003	648,000	684,484	36,484	—
	01/24/2003	568,940	596,109	27,169	—
Hong Kong Dollar	03/11/2003	185,998	186,016	18	—
Japanese Yen	01/17/2003	754,000	776,119	22,119	—
	01/31/2003	440,656	455,535	14,879	—
Norwegian Krone	01/17/2003	1,008,392	1,078,861	70,469	—
	01/30/2003	94,502	101,068	6,566	—
Pound Sterling	01/17/2003	422,969	436,099	13,130	—
	01/23/2003	353,616	362,233	8,617	—
Singapore Dollar	01/27/2003	65,682	66,821	1,139	—
Swedish Krona	01/17/2003	606,985	644,282	37,297	—
Swiss Franc	01/17/2003	504,000	535,537	31,537	—

TOTAL OPEN FOREIGN CURRENCY PURCHASE CONTRACTS		$7,430,116	$7,725,014	$297,086	$2,188

		Value on
Open Foreign Currency	Expiration	Settlement	Current	Unrealized	Unrealized
Sales Contracts	Date	Date	Value	Gain	Loss

Australian Dollar	01/17/2003	$337,000	$342,392	$—	$5,392
Canadian Dollar	01/17/2003	544,579	549,142	—	4,563
	01/17/2003	127,000	126,283	717	—
Euro Currency	01/17/2003	899,514	953,453	—	53,939
	01/24/2003	233,646	242,086	—	8,440
Japanese Yen	01/17/2003	594,177	618,999	—	24,822
	01/31/2003	168,066	174,757	—	6,691
Mexican Peso	03/20/2003	310,667	306,951	3,716	—
Norwegian Krone	01/17/2003	664,000	717,009	—	53,009
Pound Sterling	01/17/2003	252,000	259,903	—	7,903
	01/23/2003	488,554	500,957	—	12,403
Singapore Dollar	01/27/2003	285,218	292,039	—	6,821
Swedish Krona	01/17/2003	190,000	197,799	—	7,799
	03/18/2003	98,485	101,202	—	2,717
Swiss Franc	01/17/2003	1,212,597	1,289,130	—	76,533

TOTAL OPEN FOREIGN CURRENCY SALE CONTRACTS		$6,405,503	$6,672,102	$4,433	$271,032

GOLDMAN SACHS VARIABLE INSURANCE TRUST

4. PORTFOLIO SECURITY TRANSACTIONS — continued

     The contractual amounts of forward foreign currency exchange contracts do not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered. At December 31, 2002, the International Equity Fund had segregated sufficient cash and/or securities to cover any commitments under these contracts.

Futures Contracts — The Funds may enter into futures transactions to hedge against changes in interest rates, securities prices, currency exchange rates or to seek to increase total return. Futures contracts are valued at the last settlement price at the end of each day on the board of trade or exchange upon which they are traded. Upon entering into a futures contract, the Funds are required to deposit with a broker an amount of cash or securities equal to the minimum “initial margin” requirement of the associated futures exchange. Subsequent payments for futures contracts (“variation margin”) are paid or received by the Funds daily, dependent on the daily fluctuations in the value of the contracts, and are recorded for financial reporting purposes as unrealized gains or losses. When contracts are closed, the Funds realize a gain or loss which is reported in the Statements of Operations.

The use of futures contracts involve, to varying degrees, elements of market and counterparty risk which may exceed the amounts recognized in the Statements of Assets and Liabilities. Changes in the value of the futures contract may not directly correlate with changes in the value of the underlying securities. This risk may decrease the effectiveness of the Funds’ strategies and potentially result in a loss. At December 31, 2002, open futures contracts were as follows:

		Number of
		Contracts	Settlement	Market	Unrealized
Fund	Type	Long	Month	Value	Gain (Loss)

CORE U.S. Equity	S & P 500 Index	26	March 2003	$1,142,570	$(11,483)

CORE Small Cap Equity	Russell 2000 Index	1	March 2003	$191,600	$(2,905)

International Equity	Eurex Deutschland 50	11	March 2003	$276,280	$(10,325)

     For the year ended December 31, 2002, Goldman Sachs earned brokerage commissions from portfolio transactions, including futures, executed on behalf of the Funds in the following amounts:

Brokerage
Fund	Commissions

Growth and Income	$3,518

CORE U.S. Equity	1,490

CORE Small Cap Equity	350

Capital Growth	96

Mid Cap Value	26,390

International Equity	1,208

 GOLDMAN SACHS VARIABLE INSURANCE TRUST

Notes to Financial Statements (continued)
December 31, 2002

5. SECURITIES LENDING

Pursuant to exemptive relief granted by the SEC and the terms and conditions contained therein, the Funds may lend their securities through their securities lending agent, Boston Global Advisers (BGA) — a wholly owned subsidiary of Goldman Sachs, to certain qualified borrowers including Goldman Sachs. The loans are collateralized at all times with cash and/or securities with a market value at least equal to the securities on loan. As with other extensions of credit, the Funds bear the risk of delay on recovery or loss of rights in the collateral should the borrower of the securities fail financially.
     Both the Funds and BGA receive compensation relating to the lending of the Funds’ securities. The amount earned by the Funds for the year ended December 31, 2002 is reported parenthetically on the Statement of Operations. The table below details the following items as of December 31, 2002: 1) market value of the securities on loan by Funds, 2) the amount of cash collateral received for loan transactions, 3) BGA earnings as securities lending agent, 4) compensation earned by the Funds from lending its securities to Goldman Sachs and 5) the amount payable to Goldman Sachs upon return of securities loaned (collateral value). The Funds invest the cash collateral received in connection with securities lending transactions in the Enhanced Portfolio of Boston Global Investment Trust, a Delaware Business Trust. The Enhanced Portfolio is exempt from registration under Section 3(c)(7) of the Investment Company Act of 1940 and is managed by GSAM. The Enhanced Portfolio invests in high quality money market instruments. The Funds bear the risk of incurring a loss from the investment of cash collateral due to either credit or market factors.

			Earnings of BGA	Earnings Received
	Market Value	Cash Collateral	Relating to	From Lending to	Amount Payable to
	of Securities	Received for Loans	Securities Loaned	Goldman Sachs	Goldman Sachs Upon
	on loan as of	Outstanding as of	for the Year Ended	for the Year Ended	Return of
Fund	December 31, 2002	December 31, 2002	December 31, 2002	December 31, 2002	Securities Loaned

Growth and Income	$465,000	$480,000	$35	$149	$480,000

CORE U.S. Equity(a)	—	—	116	330	—

CORE Small Cap Equity	977,640	1,052,400	2,111	673	214,600

Capital Growth(a)	—	—	5	—	—

Mid Cap Value(a)	—	—	1,525	386	—

International Equity	146,202	153,180	1,796	215	75,250

(a)	While there was lending activity during the year ended December 31, 2002, there were no loans outstanding as of December 31, 2002.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

6. JOINT REPURCHASE AGREEMENT ACCOUNT

The Funds, together with other registered investment companies having management agreements with GSAM or their affiliates, transfer uninvested cash into joint accounts, the daily aggregate balance of which is invested in one or more repurchase agreements.
     At December 31, 2002, the Growth and Income, CORE U.S. Equity, Capital Growth and Mid Cap Value Funds had undivided interests in the repurchase agreements in Joint Account II which equaled $1,200,000, $300,000, $700,000 and $12,100,000, respectively, in principal amount. At December 31, 2002, the following repurchase agreements held in this Joint Account were fully collateralized by Federal Agency obligations.

	Principal	Interest	Maturity	Maturity
Repurchase Agreements	Amount	Rate	Date	Value

Banc of America Securities LLC	$460,600,000	1.20%	01/02/2003	$460,630,707

Banc of America Securities LLC	750,000,000	1.26	01/02/2003	750,052,500

Barclays Capital PLC	500,000,000	1.25	01/02/2003	500,034,722

Bear Stearns Companies, Inc.	1,000,000,000	1.25	01/02/2003	1,000,069,444

Deutsche Bank Securities, Inc.	500,000,000	1.25	01/02/2003	500,034,722

Greenwich Capital Markets	1,500,000,000	1.25	01/02/2003	1,500,104,167

J.P. Morgan Chase & Co., Inc.	1,000,000,000	1.24	01/02/2003	1,000,068,889

Lehman Brothers	1,400,000,000	1.27	01/02/2003	1,400,098,778

Morgan Stanley	1,579,400,000	1.25	01/02/2003	1,579,509,681

UBS Warburg LLC	2,500,000,000	1.25	01/02/2003	2,500,173,611

TOTAL JOINT REPURCHASE AGREEMENT ACCOUNT II	$11,190,000,000			$11,190,777,221

7. LINE OF CREDIT FACILITY

The Funds participate in a $350,000,000 committed, unsecured revolving line of credit facility. Under the most restrictive arrangement, each Fund must own securities having a market value in excess of 400% of the total bank borrowings. This facility is to be used solely for temporary or emergency purposes. The interest rate on borrowings is based on the federal funds rate. The committed facility also requires a fee to be paid by the Funds based on the amount of the commitment which has not been utilized. During the year ended December 31, 2002, the Funds did not have any borrowings under this facility.

 GOLDMAN SACHS VARIABLE INSURANCE TRUST

Notes to Financial Statements (continued)
December 31, 2002

8. ADDITIONAL TAX INFORMATION

The tax character of distributions paid during the fiscal year ended December 31, 2001 was as follows:

	Growth and	CORE U.S.	CORE Small Cap	Capital	Mid Cap	International
	Income Fund	Equity Fund	Equity Fund	Growth Fund	Value Fund	Equity Fund

Distributions paid from:
Ordinary income	$192,388	$737,655	$76,934	$26,502	$11,870,004	$190,595
Net long-term capital gains	—	—	—	53,916	1,156,110	45,163

Total taxable distributions	$192,388	$737,655	$76,934	$80,418	$13,026,114	$235,758
Tax return of capital	$—	$—	$74,291	$—	$—	$82,175

The tax character of distributions paid during the fiscal year ended December 31, 2002 was as follows:

	Growth and	CORE U.S.	CORE Small Cap	Capital	Mid Cap	International
	Income Fund	Equity Fund	Equity Fund	Growth Fund	Value Fund	Equity Fund

Distributions paid from:
Ordinary income	$594,255	$927,555	$141,224	$37,758	$4,357,670	$161,774
Net long-term capital gains	—	—	—	—	679,018	—

Total taxable distributions	$594,255	$927,555	$141,224	$37,758	$5,036,688	$161,774
Tax return of capital	$—	$—	$—	$—	$—	$—

As of December 31, 2002, the components of accumulated earnings (losses) on a tax basis were as follows:

	Growth and	CORE U.S.	CORE Small Cap	Capital	Mid Cap	International
	Income Fund	Equity Fund	Equity Fund	Growth Fund	Value Fund	Equity Fund

Undistributed ordinary income — net	$—	$—	$—	$—	$63,089	$22,771

Total undistributed earnings	$—	$—	$—	$—	$63,089	$22,771
Capital loss carryforward	(9,096,947)	(48,380,189)	(2,941,900)	(2,436,906)	(2,846,355)	(8,203,948)
Timing differences (post October losses)	(238,972)	(3,241,642)	(692,321)	(239,570)	(8,416,037)	(519,273)
Unrealized gains (losses) — net	(1,411,324)	(16,029,856)	(3,292,432)	(5,209,098)	661,397	(2,538,383)

Total accumulated losses — net	$(10,747,243)	$(67,651,687)	$(6,926,653)	$(7,885,574)	$(10,537,906)	$(11,238,833)

Capital loss carryforward years of expiration	2006–2010	2008–2010	2009–2010	2009–2010	2010	2009–2010

At December 31, 2002, the Fund’s aggregate security unrealized gains and losses based on cost for U.S. federal income tax purposes were as follows:

	Growth and	CORE U.S.	CORE Small Cap	Capital	Mid Cap	International
	Income Fund	Equity Fund	Equity Fund	Growth Fund	Value Fund	Equity Fund

Tax Cost	$38,370,596	$158,691,464	$49,923,029	$23,561,590	$356,135,321	$15,357,031

Gross unrealized gain	1,446,055	5,168,836	3,197,618	323,864	12,998,300	270,856
Gross unrealized loss	(2,857,379)	(21,198,692)	(6,490,050)	(5,532,962)	(12,336,903)	(2,805,146)

Net unrealized security gain (loss)	$(1,411,324)	$(16,029,856)	$(3,292,432)	$(5,209,098)	$661,397	$(2,534,290)

The difference between book-basis and tax-basis unrealized gains (losses) is attributable primarily to wash sales.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

9. CERTAIN RECLASSIFICATIONS

In order to present the capital accounts on a tax basis, certain reclassifications have been recorded to the Funds’ accounts. These reclassifications have no impact on the net asset value of the Funds and are designed to present the Funds’ capital accounts on a tax basis. Reclassifications result primarily from the difference in the tax treatment of foreign currency transactions and organization costs.

			Accumulated
		Accumulated	Undistributed
		Net Realized	Net Investment
Fund	Paid-in-Capital	Gain (Loss)	Income

Growth and Income	(10,740)	(5)	10,745

CORE U.S. Equity	(5,360)	—	5,360

CORE Small Cap Equity	(5,591)	—	5,591

Capital Growth	(9,802)	—	9,802

Mid Cap Value	(4,143)	272	3,871

International Equity	(4,728)	(123,650)	128,378

 GOLDMAN SACHS VARIABLE INSURANCE TRUST

Report of Ernst & Young LLP, Independent Auditors

To the Shareholders and Board of Trustees
Goldman Sachs Variable Insurance Trust

We have audited the accompanying statements of assets and liabilities, including the statements of investments, of Goldman Sachs Variable Insurance Trust (comprising, respectively, Goldman Sachs Growth and Income Fund, Goldman Sachs CORE U.S. Equity Fund, Goldman Sachs CORE Small Cap Equity Fund, Goldman Sachs Capital Growth Fund, Goldman Sachs Mid Cap Value Fund and Goldman Sachs International Equity Fund) (the “Trust”) as of December 31, 2002, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the three years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for each of the periods ended December 31, 1998 and 1999 were audited by other auditors whose report, dated February 10, 2000, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2002 by correspondence with the custodian and others. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights, audited by us, referred to above present fairly, in all material respects, the financial position of each of the respective funds constituting Goldman Sachs Variable Insurance Trust at December 31, 2002, the results of their operations, the changes in their net assets, and the financial highlights for the periods indicated above, in conformity with accounting principles generally accepted in the United States.

New York, New York
February 5, 2003

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Trustees and Officers (Unaudited)

Independent Trustees

				Number of
	Position(s)	Term of		Portfolios in
	Held with	Office and		Fund Complex	Other
Name,	Goldman Sachs Trust	Length of	Principal Occupation(s)	Overseen by	Directorships
Address and Age[1]	(the “Trust”)[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Held by Trustee[5]

Ashok N. Bakhru Age: 60	Chairman & Trustee	Since 1991	President, ABN Associates (July 1994-March 1996 and November 1998 to present); Executive Vice President—Finance and Administration and Chief Financial Officer, Coty Inc. (manufacturer of fragrances and cosmetics) (April 1996-November 1998); Director of Arkwright Mutual Insurance Company (1984-1999); Trustee of International House of Philadelphia (program center and residential community for students and professional trainees from the United States and foreign countries) (since 1989); Member of Cornell University Council (since 1992); Trustee of the Walnut Street Theater (since 1992); Trustee, Citizens Scholarship Foundation of America (since 1998); Director, Private Equity Investors-III and IV (since November 1998) and Equity-Limited Investors II (since April 2002); and Chairman, Lenders Service Inc. (provider of mortgage lending services) (since 2000).

			Chairman of the Board and Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	61	None

Patrick T. Harker Age: 44	Trustee	Since 2000	Dean and Reliance Professor of Operations and Information Management, The Wharton School, University of Pennsylvania (since February 2000); Interim and Deputy Dean, The Wharton School, University of Pennsylvania (since July 1999); and Professor and Chairman of Department of Operations and Information Management, The Wharton School, University of Pennsylvania (July 1997-August 2000). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	61	None

Mary Patterson McPherson Age: 67	Trustee	Since 1997	Vice President, The Andrew W. Mellon Foundation (provider of grants for conservation, environmental and educational purposes) (since October 1997); Director, Smith College (since 1998); Director, Josiah Macy, Jr. Foundation (health educational programs) (since 1977); Director, Philadelphia Contributionship (insurance) (since 1985); Director Emeritus, Amherst College (1986-1998); Director, The Spencer Foundation (educational research) (since 1993); member of PNC Advisory Board (banking) (1993-1998); and Director, American School of Classical Studies in Athens (since 1997).

			Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	61	None

Wilma J. Smelcer Age: 53	Trustee	Since 2001	Chairman, Bank of America, Illinois (banking) (1998-January 2001); and Governor, Board of Governors, Chicago Stock Exchange (national securities exchange) (since April 2001). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	61	None

Richard P. Strubel Age: 63	Trustee	Since 1987	President, COO and Director, Unext, Inc. (provider of educational services via the internet) (since 1999); Director, Cantilever Technologies, Inc. (a private software company) (since 1999); Trustee, The University of Chicago (since 1987); and Managing Director, Tandem Partners, Inc. (management services firm) (1990-1999). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	61	Gildan Activewear Inc. (an activewear clothing marketing and manufacturing company); Unext, Inc. (provider of educational services via the internet); the Northern Mutual Fund Complex (57 Portfolios).

 GOLDMAN SACHS VARIABLE INSURANCE TRUST

Interested Trustees

				Number of
	Position(s)	Term of		Portfolios in
	Held with	Office and		Fund Complex	Other
Name,	Goldman Sachs Trust	Length of	Principal Occupation(s)	Overseen by	Directorships
Address and Age[1]	the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Held by Trustee[5]

*Gary D. Black Age: 41	Trustee	Since 2002	Managing Director, Goldman, Sachs & Co. (“Goldman Sachs”) (since June 2001); President—Goldman Sachs Mutual Fund Complex (registered investment companies) (2001-2002); Executive Vice President, AllianceBernstein (October 2000-June 2001); Managing Director, Global Institutional Investment Management, Sanford Bernstein (January 1999-October 2000) and Senior Research Analyst Sanford Bernstein (February 1992-December 1998). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	61	None

*James A. McNamara Age: 40	Trustee & Vice President	Since 2002	Managing Director, Goldman Sachs (since December 1998); Director of Institutional Fund Sales, Goldman Sachs Asset Management (“GSAM”) (April 1998-December 2000); Senior Vice President and Manager, Dreyfus Institutional Service Corporation (January 1993-April 1998).	61	None

		Since 2001	Vice President—Goldman Sachs Mutual Fund Complex (registered investment companies). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).

*Alan A. Shuch Age: 53	Trustee	Since 1990	Advisory Director—GSAM (since May 1999); Consultant to GSAM (December 1994-May 1999); and Limited Partner, Goldman Sachs (December 1994-May 1999). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	61	None

*Kaysie P. Uniacke Age: 41	President & Trustee	Since 2002	President—Goldman Sachs Mutual Fund Complex (registered investment companies) (since 2002). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies) (since 2001).	61	None

		Since 2001	Managing Director, GSAM (since 1997). Assistant Secretary—Goldman Sachs Mutual Fund Complex (registered investment companies) (1997-2002).

*	These persons are considered to be “Interested Trustees” because they hold positions with Goldman Sachs and own securities issued by The Goldman Sachs Group, Inc. Each Interested Trustee holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.
[1]	Each Trustee may be contacted by writing to the Trustee, c/o Goldman Sachs Asset Management, 32 Old Slip, New York, New York, 10005, Attn: Howard B. Surloff.
[2]	The Trust is a successor to a Massachusetts business trust that was combined with the Trust on April 30, 1997.
[3]	Each Trustee holds office for an indefinite term until the earliest of: (a) the election of his or her successor; (b) the date the Trustee resigns or is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Declaration of Trust; (c) the date the Trustee attains the age of 72 years (in accordance with the current resolutions of the Board of Trustees which may be changed by the Trustees without shareholder vote); or (d) the termination of the Trust.
[4]	The Goldman Sachs Mutual Fund Complex consists of the Trust and Goldman Sachs Variable Insurance Trust. As of December 31, 2002, the Trust consisted of 55 portfolios and Goldman Sachs Variable Insurance Trust consisted of 6 portfolios.
[5]	This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934 (i.e.,“public companies”) or other investment companies registered under the Investment Company Act of 1940. Additional information about the Trustees is available in the Fund’s Statement of Additional Information which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States): 1-800-292-4726.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Officers of the Trust*

Term of
Office and
	Position(s) Held	Length of	Principal Occupation(s)
Name, Address And Age	With the Trust	Time Served[1]	During Past 5 Years

Kaysie P. Uniacke 32 Old Slip New York, NY 10005 Age: 41	President & Trustee	Since 2002	President—Goldman Sachs Mutual Fund Complex (registered investment companies) (since 2002). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies) (since 2001).
		Since 2001	Managing Director, GSAM (since 1997). Assistant Secretary—Goldman Sachs Mutual Fund Complex (registered investment companies) (1997-2002)

James A. Fitzpatrick 4900 Sears Tower Chicago, IL 60606 Age: 42	Vice President	Since 1997	Managing Director, Goldman Sachs (since October 1999); and Vice President of GSAM (April 1997-December 1999). Vice President—Goldman Sachs Mutual Fund Complex (registered investment companies).

James A. McNamara 4900 Sears Tower Chicago, IL 60606 Age: 40	Trustee & Vice President	Since 2002	Managing Director, Goldman Sachs (since December 1998); Director of Institutional Fund Sales, GSAM (April 1998-December 2000); Senior Vice President and Manager, Dreyfus Institutional Service Corporation (January 1993-April 1998).

		Since 2001	Vice President—Goldman Sachs Mutual Fund Complex (registered investment companies). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).

John M. Perlowski 32 Old Slip New York, NY 10005 Age: 38	Treasurer	Since 1997	Vice President, Goldman Sachs (since July 1995). Treasurer—Goldman Sachs Mutual Fund Complex (registered investment companies).

Howard B. Surloff 32 Old Slip New York, NY 10005 Age: 37	Secretary	Since 2001	Managing Director, Goldman Sachs (since November 2002) Associate General Counsel, Goldman Sachs and General Counsel to the U.S. Funds Group (since December 1997).

Secretary—Goldman Sachs Mutual Fund Complex (registered investment companies) (since 2001) and Assistant Secretary prior thereto.

[1]	Officers hold office at the pleasure of the Board of Trustees or until their successors are duly elected and qualified. Each officer holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.
*	Represents a partial list of officers of the Trust. Additional information about all the officers is available in the Funds’ Statement of Additional Information which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States): 1-800-292-4726.

 GOLDMAN SACHS VARIABLE INSURANCE TRUST

Variable Insurance Trust-Tax Information (Unaudited)

     For the year ended December 31, 2002, 100.00%, 100.00%, 100.00%, 100.00% and 92.75% of the dividends paid from net investment company taxable income by the Growth and Income, CORE U.S. Equity, CORE Small Cap Equity, Capital Growth and Mid Cap Value Funds respectively, qualify for the dividends received deduction available to corporations.

     Pursuant to Section 852 of the Internal Revenue Code, Mid Cap Value designated $679,018 as capital gains dividends paid during its year ended December 31, 2002.

     For the 2002 tax year International Equity has elected to pass through a credit for taxes paid to foreign jurisdictions. For the distributions paid during the year ended December 31, 2002, the total amount of income received by the Fund from sources within foreign countries and possessions of the United States was $0.0363 per share, all of which is attributable to qualified passive income. The total amount of taxes paid by the Fund to such countries was $0.0178 per share. The country-by country components of these totals are provided below, as required pursuant to Section 853 of the Internal Revenue Code.

	Foreign	Foreign
	Source Income	Taxes Withheld
Country	Per Share	Per Share

Australia	$0.0006	$0.0002

Finland	0.0006	0.0004

France	0.0035	—

Germany	0.0003	0.0002

Hong Kong	0.0009	—

Ireland	0.0020	—

Italy	0.0043	0.0029

Japan	0.0049	0.0033

Mexico	0.0004	—

Netherlands	0.0040	0.0023

Singapore	0.0020	0.0017

Spain	0.0005	0.0003

Sweden	0.0004	0.0003

Switzerland	0.0019	0.0013

United Kingdom	0.0100	0.0049

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Voting Results of Special Meeting of Shareholders (Unaudited)

     A Special Meeting of Shareholders of the Goldman Sachs Variable Insurance Trust (the “Trust”) was held on December 16, 2002 (the “Meeting”) for the purpose of electing nine trustees of the Trust.

     At the Meeting, Ashok N. Bakhru, Gary D. Black, Patrick T. Harker, James A. McNamara, Mary Patterson McPherson, Alan A. Shuch, Wilma J. Smelcer, Richard P. Strubel and Kaysie P. Uniacke were elected to the Trust’s Board of Trustees. In electing trustees, the Trust’s shareholders voted as follows:

				Broker
Trustee	For	Against	Abstain	Non-Votes

Ashok N. Bakhru	57,769,367	0	3,342,752	0

Gary D. Black	57,829,690	0	3,282,429	0

Patrick T. Harker	57,939,661	0	3,172,458	0

James A. McNamara	57,825,213	0	3,286,906	0

Mary Patterson McPherson	57,811,048	0	3,301,071	0

Alan A. Shuch	57,787,004	0	3,325,115	0

Wilma J. Smelcer	57,889,357	0	3,222,762	0

Richard P. Strubel	57,843,785	0	3,268,334	0

Kaysie P. Uniacke	57,755,978	0	3,356,141	0

TRUSTEES	OFFICERS
Ashok N. Bakhru, Chairman	Kaysie P. Uniacke, President
Gary D. Black	James A. Fitzpatrick, Vice President
Patrick T. Harker	James A. McNamara, Vice President
James A. McNamara	John M. Perlowski, Treasurer
Mary Patterson McPherson	Howard B. Surloff, Secretary
Alan A. Shuch
Wilma J. Smelcer
Richard P. Strubel
Kaysie P. Uniacke

GOLDMAN, SACHS & CO. Distributor and Transfer Agent

GOLDMAN SACHS ASSET MANAGEMENT Investment Adviser

GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL 133 Peterborough Court London, England EC4A 2BB

Toll Free (in U.S.): 800-292-4726

This report is prepared for the general information of contract owners and is not an offer of shares of the Goldman
Sachs Variable Insurance Trust: Growth and Income, CORE U.S. Equity, CORE Small
Cap Equity, Capital Growth, Mid Cap Value and International Equity Funds.

This material is not authorized for distribution to prospective investors unless preceded or accompanied by a current Prospectus which contains facts concerning the Fund’s objectives, policies, management, expenses and other information.

© Copyright 2002 Goldman, Sachs & Co. All rights reserved. Date of first use: February 14, 2003